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                                                                     EXHIBIT 2.1


                               SHARE PURCHASE AND
                          CAPITAL COMMITMENT AGREEMENT


                                  By and Among



          NEWSUB I LIMITED (to be renamed CASTLEWOOD HOLDINGS LIMITED)

                             THE ENSTAR GROUP, INC.

                   TRIDENT II, L.P., MARSH & McLENNAN CAPITAL
                          PROFESSIONALS FUND, L.P. and
              MARSH & McLENNAN EMPLOYEES' SECURITIES COMPANY, L.P.

                 DOMINIC F. SILVESTER, R&H TRUST CO. (BVI) LTD.,
           AS TRUSTEE OF THE RIGHT TRUST, and FULHAM HOLDINGS LIMITED

                  PAUL J. O'SHEA and R&H TRUST CO. (BVI) LTD.,
                          AS TRUSTEE OF THE ELBOW TRUST

                NICHOLAS A. PACKER and R&H TRUST CO. (BVI) LTD.,
                          AS TRUSTEE OF THE HOVE TRUST




                           Dated as of October 1, 2001





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


                                Table of Contents

                                                                                                       Page
1.     Sale of Castlewood Shares.........................................................................3
       1.1      Sale of Castlewood Shares................................................................3
       1.2      Sale of All Castlewood Shares............................................................3
       1.3      Waiver of Restrictive Rights.............................................................4
       1.4      Purchase Price...........................................................................4
       1.5      Closing..................................................................................4
       1.6      Closing Deliveries.......................................................................5
       1.7      Amendment of B.H. Acquisition By-laws....................................................7

2.     Capital Commitments with Respect to Class A Shares and Class B Shares.............................7

3.     Certain Provisions Relating to Class C Members...................................................10
       3.1      O'Shea and Packer.......................................................................10
       3.2      Silvester...............................................................................12

4.     Warranties of the Castlewood Members and the Castlewood Principals...............................14
       4.1      Authority...............................................................................14
       4.2      Enforceability..........................................................................14
       4.3      No Conflicts, Consents and Approvals, etc...............................................15
       4.4      Status of Castlewood Members and Castlewood.............................................15
       4.5      Shares in the Capital of Castlewood; Ownership of Shares................................16
       4.6      Subsidiaries............................................................................17
       4.7      Joint Ventures; Investments.............................................................18
       4.8      Financial Statements....................................................................19
       4.9      Undisclosed Liabilities.................................................................21
       4.10     Taxes...................................................................................21
       4.11     Material Contracts......................................................................23
       4.12     Affiliate Transactions..................................................................24
       4.13     Absence of Changes......................................................................25
       4.14     Litigation..............................................................................27
       4.15     Employees, Labor Matters, etc...........................................................28
       4.16     Employee Benefit Plans and Related Matters..............................................28
       4.17     Purchase for Investment.................................................................31
       4.18     Finders Fees............................................................................32
       4.19     Information.............................................................................32
       4.20     Proposed Laws...........................................................................32
       4.21     Business of Castlewood..................................................................32
       4.22     Separate and Independent Warranties.....................................................32

5.     Warranties of Enstar.............................................................................33
       5.1      Corporate Status and Authority..........................................................33
       5.2      No Conflicts............................................................................33
       5.3      Litigation..............................................................................34
       5.4      Purchase for Investment.................................................................34

                                Table of Contents
                                   (continued)

       5.5      Winding-up..............................................................................34
       5.6      Fulfillment of obligations..............................................................35

6.     Warranties of Trident............................................................................35
       6.1      Corporate Status and Authority..........................................................35
       6.2      No Conflicts............................................................................36
       6.3      Litigation..............................................................................36
       6.4      Purchase for Investment.................................................................36
       6.5      Winding-up..............................................................................37
       6.6      Fulfillment of obligations..............................................................37

7.     Certain Covenants................................................................................37
       7.1      Consents; Obligations of the Parties....................................................37
       7.2      Obligations of the Castlewood Principals................................................38
       7.3      No Solicitation.........................................................................39
       7.4      Publicity...............................................................................39

8.     Protection of Goodwill of the Business...........................................................40

9.     Conditions Precedent.............................................................................40
       9.1      General.................................................................................40
       9.2      Conditions to Obligations of All Parties................................................41
       9.3      Conditions to Obligations of the Castlewood Members and the Castlewood Principals.......42
       9.4      Conditions to Obligations of Enstar.....................................................43
       9.5      Conditions to Obligations of Trident....................................................46

10.    Survival; Limitations on Liability; Tax Indemnification..........................................48
       10.1     Survival of Warranties..................................................................48
       10.2     Tax Indemnification by the Castlewood Members and the Castlewood Principals.............48
       10.3     Liability and Limitations on Liability..................................................50
       10.4     Notice of Asserted Liabilities..........................................................55
       10.5     Conduct of Claims.......................................................................56
       10.6     Information Supplied by Castlewood and Subsidiaries.....................................56
       10.7     Opportunity to Defend...................................................................57
       10.8     Sale of Company.........................................................................57

11.    Definitions......................................................................................58

12.    General Provisions...............................................................................70
       12.1     Modification; Waiver....................................................................70
       12.2     Termination.............................................................................70
       12.3     Expenses................................................................................71
       12.4     Further Actions.........................................................................72
       12.5     Notices.................................................................................72
       12.6     Assignment..............................................................................74

       12.7     Counterparts............................................................................75
       12.8     Interpretation..........................................................................75
       12.9     Governing Law...........................................................................75
       12.10    Severability............................................................................75
       12.11    Consent to Jurisdiction.................................................................75
       12.12    Agents for Service of Process...........................................................75
       12.13    Continuing Effect.......................................................................76
       12.14    Third Party Beneficiaries...............................................................76
       12.15    Entire Agreement........................................................................76
       12.16    Nominees................................................................................76
       12.17    Trident Funds...........................................................................76


Exhibit A.........   Form of Amended and Restated Bye-Laws of Castlewood
                     Holdings Limited

Exhibit B.........   Form of Investment Management Agreement

Exhibit C-1(A)....   Form of Employment Agreement for Dominic F. Silvester
                     (Castlewood Holdings Limited)

Exhibit C-1(B)....   Form of Employment Agreement for Dominic F. Silvester
                     (Castlewood (EU) Ltd.)

Exhibit C-2.......   Form of Employment Agreement for Paul J. O'Shea (Castlewood
                     Holdings Limited)

Exhibit C-3(A)....   Form of Employment Agreement for Nicholas A. Packer
                     (Castlewood Holdings Limited)

Exhibit C-3(B)....   Form of Employment Agreement for Nicholas A. Packer
                     (Castlewood (EU) Ltd.)

Exhibit D.........   Form of Agreement Among Members

Annex A...........   Purchase Price

Annex B...........   Restrictive Covenants

Schedules.........

         SHARE PURCHASE AND CAPITAL COMMITMENT AGREEMENT, dated as of October 1, 2001, among Newsub I Limited (to be renamed Castlewood Holdings Limited), a Bermuda company (the "Company"), The Enstar Group, Inc., a Georgia corporation ("Enstar"), Trident II, L.P., a Cayman Islands limited partnership ("Trident"), Marsh & McLennan Capital Professionals Fund, L.P., a Cayman Islands limited partnership ("CPF"), Marsh & McLennan Employees' Securities Company, L.P., a Cayman Islands limited partnership ("ESC"), Dominic F. Silvester ("Silvester"), Fulham Holdings Limited, a Bermuda company ("Fulham"), R&H Trust Co. (BVI) Ltd. (the "Trustee"), as trustee of The Right Trust, a trust duly formed under the laws of the British Virgin Islands (the Trustee in such capacity, herein referred to as "Right Trust"), Paul J. O'Shea ("O'Shea"), the Trustee, as trustee of The Elbow Trust, a trust duly formed under the laws of the British Virgin Islands (the Trustee in such capacity, herein referred to as "Elbow Trust"), Nicholas A. Packer ("Packer") and the Trustee, as trustee of The Hove Trust, a trust duly formed under the laws of the British Virgin Islands (the Trustee in such capacity, herein referred to as "Hove Trust"). In this Agreement, CPF and ESC are collectively referred to as the "Trident Funds," Silvester, O'Shea and Packer are collectively referred to as the "Castlewood Principals," Silvester, Fulham, Right Trust, Elbow Trust and Hove Trust are collectively referred to as the "Castlewood Members," and Enstar, Trident and the Castlewood Members are collectively referred to as the "Castlewood Holdings Members".

         WHEREAS, the Company has been formed, with Enstar owning 6,000 Class A Shares and Trident owning 6,000 Class B Shares, as a holding company for the purpose of entering into this Agreement and completing the transactions contemplated hereby, and thereafter owning, managing and operating, through its Subsidiaries, insurance and reinsurance companies and insurance and reinsurance service companies;

         WHEREAS, the Amended and Restated Bye-Laws of the Company shall be substantially in the form attached hereto as Exhibit A;

         WHEREAS, the Castlewood Principals and the Castlewood Members desire to sell to the Company 100% of the issued and outstanding shares (the "Castlewood Shares") in the capital of Castlewood Limited, a Bermuda company ("Castlewood"), and Enstar and Trident wish to cause the Company to purchase the Castlewood Shares, on the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, the Company will issue to the Castlewood Members, for the benefit of the Castlewood Principals and the other beneficiaries of The Right Trust, The Elbow Trust and The Hove Trust, shares in the capital of the Company as more fully described in this Agreement;

         WHEREAS, each of Enstar and Trident desires to make a capital commitment to the Company to provide funds for future investments by, and working capital for, the Company and its Subsidiaries; and

         WHEREAS, the parties intend that Enstar will act, from time to time, as investment manager to certain insurance and reinsurance companies owned, managed or operated by the Company and its Subsidiaries pursuant to one or more Investment Management Agreements substantially in the form attached hereto as Exhibit B;

         NOW, THEREFORE, the parties hereto agree as follows:

                  1. Sale of Castlewood Shares.

                  1.1 Sale of Castlewood Shares. Subject to the terms and conditions of this Agreement, at the Closing (as defined in Section 1.5), (i) Silvester shall sell to the Company and the Company shall purchase from Silvester 1,800 Castlewood Shares, constituting 100% of the Castlewood Shares owned by Silvester, (ii) Fulham shall sell to the Company and the Company shall purchase from Fulham 1,800 Castlewood Shares, constituting 100% of the Castlewood Shares owned by Fulham, (iii) Right Trust shall sell to the Company and the Company shall purchase from Right Trust 3,600 Castlewood Shares, constituting 100% of the Castlewood Shares owned by Right Trust, (iv) Elbow Trust shall sell to the Company and the Company shall purchase from Elbow Trust 2,400 Castlewood Shares, constituting 100% of the Castlewood Shares owned by Elbow Trust, and (v) Hove Trust shall sell to the Company and the Company shall purchase from Hove Trust 2,400 Castlewood Shares, constituting 100% of the Castlewood Shares owned by Hove Trust. All such Castlewood Shares shall be sold, free and clear of all Liens, and accompanied by share transfers duly endorsed in blank by the relevant Castlewood Member and such other documents and instruments of transfer as the Company shall reasonably request, in form and substance satisfactory to the Company.

                  1.2 Sale of All Castlewood Shares. Notwithstanding the provisions of Section 1.1, above, no Castlewood Member shall be obligated to complete the sale of any of its Castlewood Shares unless the Company has agreed to complete the acquisition of all Castlewood Shares simultaneously.

                  1.3 Waiver of Restrictive Rights. Each Castlewood Member hereby irrevocably waives any rights he or it may have to restrict the transfer of any Castlewood Shares pursuant to the Bye-Laws of Castlewood, at law, or otherwise.

                  1.4 Purchase Price. In consideration for the sale of the Business as provided above, the Company shall, at the Closing, (i) issue to the Castlewood Members (in the proportions set forth in Annex A, column (2) to this Agreement) an aggregate of (A) 6,000 Class C Shares and (B) 39,494,000 Class E Shares, in each case validly issued, fully paid and non-assessable, and free and clear of all Liens other than Liens created pursuant to this Agreement or the other Transaction Documents, (ii) issue to the Castlewood Members (in the proportions set forth in Annex A, column (3) to this Agreement) subordinated notes (the "Notes") in the aggregate principal amount of $3 million, bearing interest at 5% per annum accruing from the date hereof, which Notes will be physically held by the Company in escrow (the "Indemnity Escrow") until May 1, 2002 as security for the indemnification obligations of the Castlewood Members and thereafter until redeemed (or, upon the request of the Castlewood Members following such date, shall promptly be sent by courier to the applicable Castlewood Members), provided that at any time, the Castlewood Members may substitute other security of equal value, reasonably satisfactory to Enstar and Trident, to be held in the Indemnity Escrow, and (iii) pay to the Castlewood Members (in the proportions set forth in Annex A, column (4) to this Agreement) the sum of $1,275,000.

                  1.5 Closing. The closing of the purchase and sale of the Castlewood Shares, as set forth in Sections 1.1 through 1.4 hereof (the "Closing"), will take place at the offices of Conyers Dill & Pearman, Clarendon House, 2 Church Street, Hamilton, Bermuda at 10:00 A.M., local time, within seven days of the satisfaction of the conditions to closing set forth in Section 9 of this Agreement, or such other place, date or time as the parties shall otherwise agree in writing (the "Closing Date").

                  1.6 Closing Deliveries. At the Closing, the parties hereto shall take the following actions:


                  1.6.1 each of Parker, Hudson, Rainer & Dobbs LLP, Georgia counsel to Enstar, Maples & Calder, Cayman Islands counsel to Trident and the Trident Funds (or other Cayman Islands counsel to Trident and the Trident Funds, reasonably satisfactory to the parties hereto), Mello, Jones & Martin, Bermuda counsel to Fulham, Clyde & Co., English counsel to the Castlewood Members, Harney Westwood & Riegels, British Virgin Islands counsel to the Castlewood Members that are trustees of trusts and Conyers Dill & Pearman, Bermuda counsel to the Company, shall deliver to the Company an opinion, dated the Closing Date, in each case in a form reasonably satisfactory to the parties hereto;

                  1.6.2 the Castlewood Principals shall deliver to the Company counterparts of the Employment Agreements duly executed by each of them;

                  1.6.3 the Company shall deliver to the Castlewood Principals counterparts of the Employment Agreements duly executed by the Company or Castlewood (EU) Ltd., as the case may be;

                  1.6.4 the Company shall deliver to the Castlewood Principals a copy of a directors' and officers' liability insurance policy, the issuer of which shall be satisfactory to the board of directors of the Company, providing coverage on customary terms for liabilities arising out of the acts and omissions of the officers and directors of the Company and its Subsidiaries;

                  1.6.5 the Company shall deliver to Enstar and Trident a copy of (i) one or more "key man" life insurance policies issued by a life insurance company having an A.M. Best rating of at least "A" and providing to the Company 10 year term life insurance coverage in the amount of $10 million on the life of Silvester, $3 million on the life of O'Shea and $3 million on the life of Packer and (ii) at the discretion of the board of directors of the Company, long-term disability insurance policies covering Silvester, O'Shea and/or Packer;

                  1.6.6 the Castlewood Members shall deliver to the Company duly executed transfers of the Castlewood Shares in favour of the Company together with certificates representing the Castlewood Shares;

                  1.6.7 the Company shall allot and issue the Class C Shares and the Class E Shares to the Castlewood Members in the proportions set out in Annex A, column (2) to this Agreement and deliver to the Castlewood Members definitive share certificates in the name of the Castlewood Members in respect of such Class C Shares and Class E Shares and shall register the Castlewood Members in the register of members of the Company as the holders of those shares;

                  1.6.8 the Company shall issue the Notes in the amounts set out against the names of the Castlewood Members in Annex A, column (3) to this Agreement.

                  1.7 Amendment of B.H. Acquisition By-laws. Simultaneously with the Closing, the parties will cause the amendment of the by-laws of B.H. Acquisition such that Enstar's aggregate direct and indirect voting interest in B.H. Acquisition shall equal 50% at and after the Closing.

                  2. Capital Commitments with Respect to Class A Shares and Class B Shares.

                  (a) In the event the Board of Directors shall resolve, in accordance with the Amended and Restated Bye-Laws and the Agreement Among Members, that the Company requires additional funds and desires to obtain such funds with capital to be drawn from the then outstanding Commitments, then the Company shall provide notice of such resolution (a "Capital Notice") to each Castlewood Holdings Member, specifying the aggregate amount of such capital required (the "Contribution Amount") and the purpose for such capital.

                  (b) Within 21 days of receipt of a Capital Notice, each of Enstar and Trident will make a capital contribution to the Company by way of contributed surplus in an amount in US dollars equal to 50% of the Contribution Amount, such capital contribution not to exceed its Remaining Commitment.

                  (c) Each of the Castlewood Members shall be deemed to have made a capital contribution to the Company (a "Deemed Capital Contribution"), in an amount equal to their respective Class C Pro Rata Share of 50% of the aggregate capital contributions made by Enstar and Trident pursuant to Section 2(b) (e.g., if the capital contributions made by Enstar and Trident are $20 million in the aggregate, the Deemed

Capital Contribution of each of the Castlewood Members shall be equal to its respective Class C Pro Rata Share of $10 million), on the date when such capital contributions have been received by the Company; provided, however, that Deemed Capital Contributions shall not include the amount of any Commitment Termination Amount; and provided, further, that there shall be no Deemed Capital Contribution as a result of any increase in the Capital Contributions of Enstar or Trident pursuant to Section 3 of this Agreement.

                  (d) At any time after the fifth anniversary of the date of this Agreement, but before the earlier of the tenth anniversary of the date of this Agreement or a Change of Control of the Company, each of Trident and Enstar shall have the right to terminate its Remaining Commitment by (i) giving notice of its election to terminate to the Board of Directors and (ii) making, within 30 days of delivery of such notice, a payment to the Company in an amount in US dollars equal to (A) such party's Remaining Commitment as of such date multiplied by (B) one-third (the "Commitment Termination Amount").

                  (e) On the earlier of the tenth anniversary of the date of this Agreement or a Change of Control of the Company, each of Enstar and Trident shall terminate its Remaining Commitment by making, within 30 days of the occurrence of such event, a payment to the Company in an amount in US dollars equal to its Commitment Termination Amount determined as of such date.

                  (f) The Company shall, within 30 days of receipt of a Commitment Termination Amount, redeem Class E Shares having a par value equal to the Commitment Termination Amount so received, or, to the extent the number of Class E Shares remaining outstanding is insufficient to result in a complete payment of the

Commitment Termination Amount to the Castlewood Members, shall pay a dividend on the Class C Shares equal to the difference between the Commitment Termination Amount received by the Company and the par value of the Class E Shares so redeemed.

                  (g) Upon a Change of Control with respect to either Enstar or Trident, the holders of Class B Shares and Class C Shares (in the case of a Change of Control of Enstar) or of Class A Shares and Class C Shares (in the case of a Change of Control of Trident) will have the right to require that Enstar or Trident, as the case may be, fund its Remaining Commitment, determined as of such date, or at the option of Enstar or Trident, as the case may be, post a letter of credit in favor of the Company or establish other reasonably acceptable security for such Remaining Commitment. The right to require payment of or security for a Remaining Commitment may only be exercised jointly by the Class C Members and whichever of the Class A Member or Class B Member is not undergoing a Change of Control, with each such class making its decision to exercise such right by a majority vote of such class.

                  (h) The aggregate amount of capital contributed to the Company or deemed contributed to the Company pursuant to this Section 2 is hereinafter referred to as the "Capital Contribution" for each member. For the avoidance of doubt, "Capital Contributions" of Enstar and Trident shall include any amounts paid in respect of any Commitment Termination Amounts. Distributions to holders of Class A Shares, Class B Shares and Class C Shares, and redemption of Class E Shares, with respect to Capital Contributions shall be made in accordance with the Amended and Restated Bye-Laws and the Agreement Among Members.

                  (i) On May 1, 2002, the Company shall pay to each of Enstar and Trident a fee in the amount of $514,520.55 in consideration of structuring the Company (the "Structuring Fee").

                  3. Certain Provisions Relating to Class C Members.

                  3.1 O'Shea and Packer.

                  (a) Termination for Cause or Resignation without Good Reason. If the Company terminates the employment of either O'Shea or Packer (hereinafter defined, for purposes of this Section 3.1, as the "Section 3 Principal") for Cause or if the Section 3 Principal terminates his employment without Good Reason, then the amounts payable to Elbow Trust or Hove Trust, as the case may be, pursuant to Bye-Law 45 of the Company's Amended and Restated Bye-Laws or paid in respect of any Commitment Termination Amount, and any amounts owed to the Company by Trident or Enstar in respect of the payment of any such Commitment Termination Amount, shall equal the product of (A) the amount that would have been paid pursuant to Bye-Law 45 or in respect of the Commitment Termination Amount, or the amount that would have been owed to the Company by Enstar or Trident, but for the termination of the Section 3 Principal and (B) the Vesting Fraction determined on the Termination Date. In such event, (1) the Deemed Capital Contribution of Elbow Trust or Hove Trust, as the case may be, shall be reduced by the product of (x) such Deemed Capital Contribution as of the Termination Date and (y) an amount equal to one (1) minus the Vesting Fraction and (2) the amount of such reduction shall be reallocated equally to the Capital Contributions of the Class A Members and the Class B Members. For purposes of clarification, but not limitation, if Capital Contributions are made by Trident and Enstar after the Termination Date of a Section 3 Principal, (a) the Deemed Capital Contribution of Elbow Trust (if the terminated Section 3 Principal is O'Shea) or Hove Trust (if the terminated Section 3 Principal is Packer) shall be increased by (x) 50% of the aggregate amount of such Capital Contributions, (y) multiplied by the Vesting Fraction, and (z) multiplied further by the Class C Pro Rata Share of Elbow Trust or Hove Trust, as the case may be, but (b) the Remaining Commitment of each of Enstar and Trident shall be reduced by the full amount of their share of such Capital Contributions.

                  (b) Termination Without Cause or for Death or Disability or Resignation with Good Reason. If the Company terminates the employment of the
Section 3 Principal without Cause or by reason of his death or Disability or if the Section 3 Principal terminates his employment with Good Reason, there will be no adjustment as a result of the termination of employment of the Section 3 Principal made to the amounts payable to Elbow Trust or Hove Trust, as the case may be, pursuant to Bye-Law 45 of the Company's Amended and Restated Bye-Laws or in respect of any Commitment Termination Amount, or amounts owed to the Company by Enstar or Trident in respect of such Commitment Termination Amount.

                  (c) Sale to Other Castlewood Principals. In the event that the employment of a Section 3 Principal is terminated, Elbow Trust (if the Section 3 Principal is O'Shea) or Hove Trust (if the Section 3 Principal is Packer) shall have the right to sell all (but not less than all) of its Class C Shares and Class E Shares to one or all of the other Castlewood Members, provided that any such other Castlewood Member remains a holder of Class C Shares at the time of purchase, and, provided, further, that such purchasing Castlewood Member(s) shall hold such Shares with the same economic rights as the selling Castlewood Member would have had under this Section 3.1 if it had not sold such Shares under this clause (c).

                  3.2 Silvester.

                  (a) Termination for Cause or Resignation without Good Reason. If the Company terminates Silvester's employment for Cause or if Silvester terminates his employment without Good Reason, then (A) the amounts payable to Silvester, Fulham and Right Trust pursuant to Bye-Law 45 of the Company's Amended and Restated Bye-Laws shall equal the product of (1) the amount that would have been paid to Silvester, Fulham and Right Trust but for the termination of Silvester's employment and (2)(x) the Vesting Fraction determined as of the Closing Date if the Termination Date occurs in the first four years following the date of this Agreement, (y) 0.75 if the Termination Date occurs in the fifth year following the date of this Agreement, or (z) 1.00 if the Termination Date occurs after the fifth year following the date of this Agreement, and (B) Silvester, Fulham and Right Trust shall not receive any payments in respect of any Commitment Termination Amount and no amounts in respect thereof shall be paid to the Company by Enstar or Trident; provided that if the Termination Date occurs after the third anniversary of the date of this Agreement, the amounts payable to Silvester, Fulham and Right Trust in respect of a Commitment Termination Amount and the amounts owed to the Company by Enstar and Trident in respect of such Commitment Termination Amount shall equal the product of (1) the amount that would have been paid to Silvester,

Fulham and Right Trust but for the termination of Silvester's employment and (2) the Vesting Fraction determined on the Closing Date. In such event, (1) the aggregate Deemed Capital Contribution of Silvester, Fulham and Right Trust shall be reduced by the product of (x) such aggregate Deemed Capital Contribution as of the Termination Date and (y) an amount equal to one (1) minus the Vesting Fraction and (2) the amount of such reduction shall be reallocated equally to the Capital Contributions of the Class A Members and the Class B Members. For purposes of clarification, but not limitation, if Capital Contributions are made by Trident and Enstar after the Termination Date of Silvester, (a) the Deemed Capital Contribution of Silvester, Fulham and Right Trust shall each be increased by (x) 50% of the aggregate amount of such Capital Contributions, (y) multiplied by the Vesting Fraction, and (z) multiplied further by the Class C Pro Rata Share of Silvester, Fulham or Right Trust, as the case may be, but (b) the Remaining Commitment of each of Enstar and Trident shall be reduced by the full amount of such Capital Contributions.

                  (b) Termination Without Cause or for Death or Disability or Resignation with Good Reason. If the Company terminates Silvester's employment without Cause or by reason of his death or Disability or if Silvester terminates his employment with Good Reason, there will be no adjustment as a result of such termination of employment made to the amounts payable to Silvester, Fulham and Right Trust pursuant to Bye-Law 45 of the Company's Amended and Restated Bye-Laws or in respect of any Commitment Termination Amount or amounts owed to the Company by Enstar or Trident in respect of such Commitment Termination Amount.

                  4. Warranties of the Castlewood Members and the Castlewood Principals. The Castlewood Members and the Castlewood Principals, warrant to the Company as follows:

                  4.1 Authority. Each Castlewood Principal, each of the Castlewood Members and Castlewood has the full right, power and capacity to enter into and perform his or its obligations under this Agreement and the other Transaction Documents to which he or it is or will be a party.

                  4.2 Enforceability. This Agreement has been duly executed and delivered by each Castlewood Principal and each of the Castlewood Members and each of the other Transaction Documents has been duly executed and delivered, or will at the Closing be duly executed and delivered, by each Castlewood Principal, each of the Castlewood Members and Castlewood, as applicable, and constitutes, or will constitute, the legal, valid and binding agreement of each Castlewood Principal, each of the Castlewood Members and Castlewood, as applicable, enforceable against him or it in accordance with its terms except as limited by laws affecting the enforcement of creditor's rights generally or by general equitable principles. In the case of each Castlewood Member that is a trustee, the trustee has all requisite power, authority and legal right under the laws of the British Virgin Islands pertaining to trust and fiduciary powers and under the trust formation documents of the trusts of which such Castlewood Member is a trustee to execute and deliver this Agreement and each of the Transaction Documents to which such Castlewood Member is a party, and to perform the obligations of such Castlewood Member hereunder and thereunder.

                  4.3 No Conflicts, Consents and Approvals, etc.

                  (a) Neither the execution, delivery and performance by any of the Castlewood Principals, any of the Castlewood Members or Castlewood of this Agreement or any of the Transaction Documents to which any of them are or will be a party, nor the completion of the transactions contemplated hereby and thereby, will result in (i) any conflict with the charter documents, bye-laws, trust formation documents or other constitutive documents of any Castlewood Member, Castlewood or any of the Subsidiaries of Castlewood, or (ii) any breach or violation of or Default under any Law (including, without limitation, any Law governing trust powers) or any Contract to which any Castlewood Principal, any of the Castlewood Members, Castlewood or any of the Subsidiaries of Castlewood is a party or by which any of them or their respective properties or assets is bound.

                  (b) Except as set forth on Schedule 4.3(b), no material consent, approval or authorization of or notification of or filing with any Person is required on the part of any of the Castlewood Principals, any Castlewood Members, Castlewood or any of its Subsidiaries in connection with the execution and delivery of this Agreement or any of the Transaction Documents to which any of them is or will be a party, or the completion of the transactions contemplated hereby and thereby.

                  4.4 Status of Castlewood Members and Castlewood.

                  (a) Each Castlewood Member that is not a natural person has been duly and legally organized under the laws of its jurisdiction of organization, and is validly existing and in good standing under the laws of its jurisdiction of organization, and has full power and authority to conduct all of the activities being conducted by it. Each trust on whose behalf each Castlewood Member that is a trustee holds Shares is duly formed and validly existing under the laws of the British Virgin Islands. The Castlewood Principals have delivered to each of Enstar and Trident a correct and complete copy of the formative documents of each trust on whose behalf each Castlewood Member that is a trustee holds Shares and the memorandum of association and bye-laws of Fulham. A complete and accurate list of the duly appointed and authorized trustees, settlors, protectors and beneficiaries of each trust on whose behalf each Castlewood Member that is a trustee holds Shares is set forth in Schedule 4.4(a), and there are no other trustees, settlors, protectors or beneficiaries of such trusts.


                  (b) Castlewood is a company duly organized, validly existing and in good standing under Bermuda law and has full corporate power and authority to conduct all of the activities being conducted by it. The Castlewood Principals have delivered to each of Enstar and Trident a correct and complete copy of Castlewood's memorandum of association and bye-laws.

                  4.5 Shares in the Capital of Castlewood; Ownership of Shares.

                  (a) The authorized share capital of Castlewood is as set forth on Schedule 4.5(a). The Castlewood Shares constitute all of the issued and outstanding shares in the capital of Castlewood. All of the Castlewood Shares are duly authorized for issuance, are validly issued, and are fully paid and nonassessable, and each of the Castlewood Shares is, and at the Closing will be, free and clear of all Liens. There are no outstanding options, warrants, conversion, exchange or other rights or agreements of any kind (other than this Agreement) for the purchase or acquisition from, or the sale or issuance by, the Castlewood Principals, any of the Castlewood Members or Castlewood of any shares in the capital of Castlewood, and no authorization therefor has been given.

                  (b) The Castlewood Shares are owned legally by the Castlewood Members (or by duly appointed and authorized nominees of such Castlewood Members) and beneficially by such Castlewood Members (or, in the case of any Castlewood Member that is a trustee of a trust, by the beneficiaries thereof), as set forth on Schedule 4.5(b). Each Castlewood Member (or its duly appointed and authorized nominee) is the legal owner of the number of shares issued by Castlewood as set forth opposite his or its name on Schedule 4.5(b), free and clear of any and all Liens, and, upon the sale of such shares to the Company at the Closing as provided for in this Agreement, the Company will acquire good and valid title to all the Castlewood Shares, free and clear of all Liens.

                  4.6 Subsidiaries.

                  (a) Castlewood has no Subsidiaries other than the Subsidiaries listed in Schedule 4.6(a).

                  (b) The authorized capital of each of Castlewood's Subsidiaries and the number of issued and outstanding shares in the capital of each such Subsidiary are set forth in Schedule 4.6(b). All such issued and outstanding shares are owned, directly or indirectly, by Castlewood free and clear of all Liens and have been duly authorized and validly issued and are fully paid and non-assessable. The Castlewood Principals have delivered to each of Enstar and Trident a correct and complete copy of the charter documents and bylaws of each of Castlewood's Subsidiaries. There are no outstanding options, warrants, conversion, exchange or other rights or agreements of any kind for the purchase or acquisition from, or the sale or issuance by, Castlewood or any of its Subsidiaries of any shares in the capital of any of Castlewood's Subsidiaries, and no authorization therefor has been given.

                  (c) Each of Castlewood's Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, which jurisdiction is set forth in Schedule 4.6(c). Each of Castlewood's Subsidiaries has full corporate power and authority to conduct all of the activities being conducted by it.

                  4.7 Joint Ventures; Investments.

                  (a) Schedule 4.7(a) contains a complete and correct list of all joint ventures, partnerships and similar arrangements (the "Joint Ventures") involving a sharing of profits or expenses between Castlewood or any of its Subsidiaries and any third party (including without limitation any Castlewood Principal or Castlewood Member), and the percentage ownership interest owned by Castlewood or its Subsidiaries in the Joint Ventures. All equity, partnership or other ownership interests in the Joint Ventures are held by Castlewood and its Subsidiaries free and clear of all Liens and all such interests have been duly authorized and validly issued and are fully paid and non-assessable.

                  (b) Castlewood beneficially owns shares representing at least 45% of the economic interest in B.H. Acquisition Limited, a Bermuda company ("B.H. Acquisition"), free and clear of all Liens.

                  (c) Neither Castlewood nor any of its Subsidiaries owns any shares in the capital or other securities of, or interest in, any other Person, except for the Subsidiaries and Joint Ventures of Castlewood, as set forth in Schedules 4.6(a) and 4.7(a) respectively, and Castlewood's equity interest in B.H. Acquisition, as set forth in Section 4.7(b).

                  4.8 Financial Statements.

                  (a) The Castlewood Principals have furnished, or, in the case of the unaudited Closing Date financial statements referred to in clause (ii), below, will furnish as soon as practicable after their preparation (but in no event later than 5 days prior to the Closing Date), each of Enstar and Trident with complete and correct copies of (i) the consolidated balance sheet of Castlewood and its consolidated subsidiaries as at March 31, 2001, along with the consolidated statement of operations, changes in members' equity (deficit) and cash flows of Castlewood and its consolidated subsidiaries for the fiscal year ending March 31, 2001, in each case together with the related audit report of Deloitte & Touche, Castlewood's independent public accountants, and (ii) an unaudited consolidated balance sheet of Castlewood and its consolidated subsidiaries as of the Closing Date, along with an unaudited statement of operations, changes in members' equity (deficit) and cash flows of Castlewood and its consolidated subsidiaries for the stub period between March 31, 2001 and the Closing Date. All such financial statements are referred to herein collectively as the "Financial Statements." Other than as set forth in Schedule 4.8(a) (and except for the financial statements of all Subsidiaries incorporated in the United Kingdom which have been, or will be, as the case may be, prepared in accordance with U.K. GAAP consistently applied throughout the periods presented), the Financial Statements (including any related schedules and/or notes) have been, or will be, as the case may be, prepared in accordance with GAAP consistently applied throughout the periods presented. The balance sheets included in the Financial Statements present fairly, in all material respects, or will present fairly in all material respects, as the case may be, the financial position of Castlewood and its consolidated subsidiaries as at the dates thereof, and the statements of operations, changes in members' equity and cash flows included in the Financial Statements present fairly, in all material respects, or will present fairly in all material respects, as the case may be, the results of the operations, changes in members' equity and cash flows, respectively, of Castlewood and its consolidated subsidiaries for the periods indicated. The Castlewood Principals have furnished true and correct copies of the consolidating financial statements for the Castlewood and its consolidated subsidiaries as of and for the fiscal year ending March 31, 2001.

                  (b) The Castlewood Principals have previously provided to Trident and Enstar, true, correct and complete copies of the schedule of operating revenues of the Castlewood Group for the period from April 1, 1992 to March 31, 2000 and the related sale and purchase agreements for the companies referenced therein.

                  (c) Castlewood has, on the date hereof, and will have on the Closing Date, prior to giving effect to the transactions contemplated in this Agreement, tangible net worth, determined in accordance with GAAP, of at least $20 million.

                  4.9 Undisclosed Liabilities.

                  (a) To the knowledge of the Castlewood Principals, except for liabilities or obligations (i) specifically reserved against in the March 31, 2001 consolidated balance sheet of Castlewood and its consolidated Subsidiaries included in the Financial Statements or (ii) specifically set forth on Schedule 4.9(a), there are no material liabilities or obligations of the Business of any nature, whether liquidated, unliquidated, accrued, absolute, contingent or otherwise (whether or not of a nature required by GAAP to be reflected on a consolidated balance sheet of Castlewood and its Subsidiaries).

                  (b) There are no liabilities or obligations of the Business of any nature, whether liquidated, unliquidated, accrued, absolute, contingent or otherwise (whether or not of a nature required by GAAP to be reflected on a consolidated balance sheet of Castlewood and its Subsidiaries) arising out of or with respect to any "rent-a-captive" facilities or reinsurance captive management agreements maintained by the Business or any Affiliate of Castlewood or any of its Subsidiaries prior to the date hereof.

                  4.10 Taxes.

                  (a) Except as set forth on Schedule 4.10(a), there has been no claim or issue (other than a claim or issue that has been finally settled) concerning any liability for Taxes of Castlewood or its Subsidiaries asserted, raised or, to the knowledge of the Castlewood Principals, threatened by any taxing authority and, to the knowledge of the Castlewood Principals, no circumstances exist to form the basis for such a claim or issue.

                  (b) Except as set forth on Schedule 4.10(b), (i) all Tax Returns relating to Castlewood or its Subsidiaries or the business or assets thereof that were required to be filed on or before the Closing Date have been duly and timely filed and are correct and complete in all material respects, (ii) all Taxes shown as due and payable on such Returns have been duly and timely paid and (iii) neither Castlewood nor any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Return.

                  (c) Except as set forth on Schedule 4.10(c), (i) all Taxes that are or may become payable by Castlewood or any of its Subsidiaries or chargeable as a Lien upon any of their assets as of the Closing Date for which the filing of a Tax Return is not required have been duly and timely paid, (ii) Castlewood and all of its Subsidiaries have duly and timely withheld all Taxes required to be withheld in connection with the business or assets of Castlewood or any of its Subsidiaries, and such withheld Taxes have been either duly and timely paid to the proper governmental authorities or properly set aside in accounts for such purpose and (iii) the consolidated balance sheet as at March 31, 2001, included in the Financial Statements reflects an adequate reserve for all Taxes payable or asserted to be payable by Castlewood and any of its Subsidiaries.

                  (d) Schedule 4.10(d) lists all Tax Returns that have been filed with respect to Castlewood and its Subsidiaries for taxable periods for which the applicable statute of limitations has not expired as of the date hereof and that have not yet been audited or, as indicated on Schedule 4.10(d), are currently the subject of audit.

                  (e) Except as set forth on Schedule 4.10(e), neither Castlewood nor any of its Subsidiaries has (i) waived any statute of limitations, (ii) agreed to any extension of the period for assessment or collection or (iii) executed or filed any power of attorney with respect to Taxes, which waiver, agreement or power of attorney is currently in force.

                  (f) Except as set forth on Schedule 4.10(f), (i) there are no outstanding adjustments for Tax purposes applicable to Castlewood or any of its Subsidiaries required as a result of changes in methods of accounting effected on or before the Closing Date and (ii) no material elections for Tax purposes have been made by Castlewood or any of its Subsidiaries that are currently in force or by which either Castlewood or any of its Subsidiaries is bound.

                  (g) Except as set forth in Schedule 4.10(g), neither Castlewood nor any of its Subsidiaries (i) is a party to or bound by or has any obligation under any Tax allocation, sharing, indemnity or similar agreement or arrangement or (ii) is or has been a member of any group of companies filing a consolidated, combined or unitary Tax Return.

                  4.11 Material Contracts.

                  (a) Schedule 4.11(a) contains a complete and correct list, as of the date hereof, of all Material Contracts, and accurate descriptions of all material terms of all oral Material Contracts.

                  (b) All Material Contracts are legal, valid, binding, in full force and effect and enforceable against each party thereto. There does not exist under any Material Contract any violation, breach or event of default, or event or condition that, after notice or lapse of time or both, would constitute a violation, breach or event of default thereunder, on the part of Castlewood, any of its Subsidiaries or, to the knowledge of the Castlewood Principals, any other Person. The enforceability of all Material Contracts will not be adversely affected by the execution, delivery or performance of this

Agreement, and except as set forth in Schedule 4.11(b), (a) no Material Contract contains any change in control or other terms or conditions that will become applicable or inapplicable as a result of the completion of the transactions contemplated by this Agreement and (b) no substantive provision of any Material Contract will be changed or otherwise affected as a result of the completion of the Transactions contemplated by this Agreement.

                  4.12 Affiliate Transactions.

                  (a) Schedule 4.12(a) contains a complete and correct list, dated as of the date hereof, of all agreements, contracts, arrangements, understandings, transfers of assets or liabilities or other commitments or transactions (whether or not entered into in the ordinary course of business and whether or not such have been reduced to writing), to or by which Castlewood or any of its Subsidiaries or any other party to a Material Contract, on the one hand, and any member, shareholder, officer, director or Affiliate of Castlewood or any of its Subsidiaries, on the other hand, are a party or are otherwise bound or affected. Each agreement, contract, arrangement, understanding, transfer of assets or liabilities or other commitment or transaction set forth or required to be set forth on Schedule 4.12(a) was on terms and conditions as favorable to Castlewood or its relevant Subsidiaries, as the case may be, as would have been obtainable by it at the time in a comparable arm's-length transaction with a Person other than any Affiliate of Castlewood or any of its Subsidiaries.

                  (b) Except as set forth on Schedule 4.12(b), to the knowledge of the Castlewood Principals, no member, shareholder, officer, director or employee of or any family member, relative or Affiliate of any such member, shareholder, officer, director or employee of Castlewood or any of its Subsidiaries, (i) owns, directly or indirectly, and whether on an individual, joint or other basis, any interest in (x) any property or asset, real or personal, tangible or intangible, used in or held for use in connection with or pertaining to the respective businesses of Castlewood or any of its Subsidiaries, or (y) any Person, that is a supplier, customer or competitor of Castlewood or any of its Subsidiaries or any person that is party to a Material Contract, (ii) serves as an officer, director or employee of any Person that is a supplier, customer or competitor of Castlewood or any of its Subsidiaries or (iii) has received any loans from or is otherwise a debtor of, or made any loans to or is otherwise a creditor of, Castlewood or any of its Subsidiaries.

                  4.13 Absence of Changes.

                  (a) Since March 31, 2001, Castlewood has not declared, set aside, or paid dividends or distributions or incurred any obligation to make any distribution in respect of the share capital of Castlewood;

                  (b) Since March 31, 2001, except as otherwise set forth in this Agreement, the Business taken as a whole has been conducted in the ordinary course consistent with past practice, there has been no event or condition which, individually or in the aggregate, has had or is reasonably expected to have a material adverse effect on the business, condition (financial or otherwise), results of operations, prospects or general affairs of Castlewood and its subsidiaries taken as a whole, and none of Castlewood or any of its Subsidiaries has:

                  (i) granted or issued any option, warrant or other right to purchase or acquire of its shares;

                  (ii) incurred any material liabilities or obligations, except liabilities and obligations incurred in the ordinary course of business consistent with past practice;

                  (iii) mortgaged, pledged or subjected to any Lien any of its properties or assets, except for Permitted Liens incurred in the ordinary course of business;

                  (iv) increased the compensation of, or entered into severance agreements with, any officer or employee, other than (i) consistent with past practice or as required by any labor agreement in effect on the date hereof or (ii) to comply with Applicable Law;

                  (v) sold, assigned, transferred or otherwise disposed of or agreed to sell, assign, transfer or otherwise dispose of any material properties or assets;

                  (vi) canceled or forgiven any material debts, rights or claims;

                  (vii) changed the accounting methods, principles or practices of Castlewood or any of its Subsidiaries;

                  (viii) to the knowledge of the Castlewood Principals, incurred any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the property, business or assets of Castlewood or any of its Subsidiaries;

                  (ix) paid any bonus to any officer, director, employee, sales representative, agent or consultant, or granted to any officer, director, employee, sales representative, agent or consultant any increase in compensation or benefits in any form, other than in the ordinary course of business;

                  (x) adopted, amended or executed (or made any representation regarding the adoption, amendment or execution of) any employment, consulting, retention, change of control, collective bargaining, bonus or other incentive compensation, profit sharing, health or other welfare, share option or other equity, pension, retirement, vacation, severance, deferred compensation plan or arrangement for the benefit of any employee, consultant or director;

                  (xi) incurred any indebtedness for borrowed money, guaranteed the obligations of others, or entered into indemnification agreements;

                  (xii) entered into any transaction that would have been listed on the list described in Section 4.12(a); or

                  (xiii) agreed to do any of the things described in the preceding clauses (i) through (xii) other than as expressly provided for herein.

                  (c) Castlewood has not made any change in its accounting procedures and practices from those used in preparation of its March 31, 2001 financial statements.

                  4.14 Litigation. There are no Actions pending or, to the knowledge of the Castlewood Principals, threatened, which either (i) question the validity of this Agreement or any of the other Transaction Documents to which the Castlewood Principals are a party or any action taken or to be taken by the Castlewood Principals in connection herewith or therewith, or which, individually or in the aggregate, (ii) would materially impair the ability of the Castlewood Principals to perform their obligations under, or to complete the transactions contemplated by this Agreement or the other Transaction Documents to which they are a party or (iii) have a stated damage claim greater than, or which have had a demand made in excess of or which involve an amount in controversy greater than, $100,000 or, if no such damage claim is stated, demand is made or the amount in controversy does not involve more than $100,000, would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, condition (financial or otherwise), results of operations, prospects of general affairs of Castlewood and its subsidiaries taken as a whole.

                  4.15 Employees, Labor Matters, etc. Neither Castlewood nor its Subsidiaries is a party to or bound by any collective bargaining agreement, and there are no labor unions or other organizations representing, purporting to represent or, to the knowledge of the Castlewood Principals, attempting to represent any employees employed by the Business. There are no labor disputes currently subject to any grievance procedure, arbitration or litigation and there is no representation petition pending or threatened with respect to any employee of the Business. Castlewood and its Subsidiaries have complied with all applicable laws pertaining to the employment or termination of employment of their respective employees, including all such laws relating to labor relations, equal employment opportunities, fair employment practices, prohibited discrimination or distinction and other similar employment activities.

                  4.16 Employee Benefit Plans and Related Matters.

                  (a) Employee Benefit Plans. Schedule 4.16(a) sets forth a complete and correct list of all Employee Benefit Plans. With respect to each such Employee Benefit

Plan, Castlewood and its Subsidiaries have delivered to each of the other Members complete and correct copies of: (i) such Employee Benefit Plan, if written, or a description of such Employee Benefit Plan if not written, and (ii) to the extent applicable to such Employee Benefit Plan, all trust agreements or other funding arrangements, if applicable, the two most recent actuarial and trust reports, which actuarial and trust reports are accurate in all material respects, and all material communications received from or sent to any governmental authority having jurisdiction over such Employee Benefit Plan.

                  (b) Qualification. Each Employee Benefit Plan intended to be tax-qualified and the trust (if any) forming a part thereof, has received a favorable determination letter, certification, or other governmental approval from the governmental authority having jurisdiction over such Employee Benefit Plan with respect to such matters, and Castlewood and its Subsidiaries have provided to each of the other Members true and complete copies of the most recent determination letter, certification or other governmental approval recognizing the tax-qualified status of such Employee Benefit Plan, and nothing has occurred since the date of such determination that could be expected to affect adversely such qualification or tax-exempt status.

                  (c) Compliance; Liability.

                  (i) Each of the Employee Benefit Plans has been operated and administered in all respects in compliance with its terms, all applicable laws and all applicable collective bargaining agreements. There are no material pending or, to the knowledge of the Castlewood Principals, Castlewood or its Subsidiaries, threatened claims by or on behalf of any of the Employee Benefit Plans, by any Employee or otherwise involving any Employee Benefit Plan or the assets of any such Employee Benefit Plan (other than routine claims for benefits, all of which have been fully reserved for on the regularly prepared balance sheets of Castlewood and its Subsidiaries).

                  (ii) All contributions and premiums required to have been paid by Castlewood or its Subsidiaries to any Employee Benefit Plan under the terms of any such plan or its related trust, insurance contract or other funding arrangement, or pursuant to any applicable law or collective bargaining agreement have been paid within the time prescribed by any such plan, agreement or applicable law.

                  (iii) No Employee Benefit Plan that is subject to any minimum funding requirement under applicable law has failed to satisfy such requirement.

                  (iv) Except as set forth on Schedule 4.16(c)(iv), no Employee is or will become entitled to post-employment benefits of any kind by reason of employment with Castlewood or its Subsidiaries, including, without limitation, death or medical benefits (whether or not insured).

                  (v) Except as set forth on Schedule 4.16(c)(v), the completion of the transactions contemplated by this Agreement will not result in an increase in the amount of compensation or benefits or the acceleration of the vesting or timing of payment of any compensation or benefits payable to in respect of any officer, director, employee, sales representative, agent or consultant of Castlewood or its Subsidiaries. No payment or deemed payment may or will be made in connection with or as a result of the transactions contemplated by this Agreement, the deductibility of which will be limited under applicable law.

                  (d) Definitions. For purposes of this Section 4.16 the following terms are defined as follows. "Employee" shall mean any officer, director, manager, sales representative, agent, consultant, employee or former employee of the Business, or the beneficiaries or dependents of any such person. "Employee Benefit Plan" shall mean each bonus, incentive or deferred compensation, severance, termination, retention, change of control, share option, share appreciation, share purchase, phantom share or other equity-based, performance or other employee or retiree benefit, compensation, savings, profit sharing, retirement or welfare plan, program, arrangement, agreement, policy or understanding, whether written or unwritten, that provides or may provide benefits or compensation in respect of Employees or under which any Employee is or may become eligible to participate or derive a benefit and that is or has been maintained or established by Castlewood or its Subsidiaries or any other trade or business, whether or not incorporated, that is or would have been at any date of determination occurring within the preceding six years treated as a single employer under applicable Law (such other trades and businesses hereinafter referred to as the "Related Persons"), or to which Castlewood, its Subsidiaries or any Related Person contributes or is or has been obligated or required to contribute.

                  4.17 Purchase for Investment. The Castlewood Members are acquiring the Class C Shares and the Class E Shares for investment and not with a view toward any resale or distribution thereof except in compliance with the Securities Act of 1933, as amended.

                  4.18 Finders Fees. No broker, finder or other party is entitled to receive from Castlewood or any of its Affiliates any brokerage or finders fee or any other fee, commission or payment as a result of the Transactions contemplated hereby.

                  4.19 Information. To the knowledge of the Castlewood Principals, as of the date hereof, the information concerning Castlewood provided to Enstar and Trident is accurate in all respects and does not omit or fail to include any information necessary in order to make such information true, accurate and complete or not misleading in any material respect.

                  4.20 Proposed Laws. To the knowledge of the Castlewood Principals, there are no proposed Laws, judgments, decrees, governmental takings, condemnations or other proceedings which would be applicable to the Business and which might adversely affect the properties, assets, liabilities, operations or prospects of the Business.

                  4.21 Business of Castlewood. The Business constitutes all of the reinsurance company acquisition and management business conducted by the Castlewood Members or the Castlewood Principals and all Affiliates thereof other than such business conducted by those entities set forth on Schedule 4.21.

                  4.22 Separate and Independent Warranties. Each of the warranties set forth in this Section 4 shall be separate and independent and except as expressly otherwise provided, each such warranty shall not be limited by reference to any other such warranty or by anything contained in this Agreement, the disclosure schedules hereto.

                  5. Warranties of Enstar. Enstar warrants to the other Members as follows:

                  5.1 Corporate Status and Authority. Enstar is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Georgia and has full corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is or will be a party and perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement has been, and the other Transaction Documents to which it is or will be a party have been or, on or prior to Closing, will have been, as applicable, duly authorized by the Board of Directors of Enstar, which constitutes all necessary corporate action on the part of Enstar for such authorization. This Agreement and each of the other Transaction Documents to which it is a party have been, or will have been prior to the Closing, duly executed and delivered by Enstar and, assuming their due execution and delivery by the other parties thereto, constitute, or will constitute, as applicable, the legal, valid and binding agreement of Enstar, enforceable against it in accordance with their respective terms except as limited by laws affecting the enforcement of creditor's rights generally or by general equitable principles.


                  5.2 No Conflicts.

                  (a) The execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party by Enstar will not result in (i) any conflict with the charter documents or by-laws of Enstar, or
(ii) any breach or violation of
or Default under any Law or any Contract to which Enstar is a party or by which Enstar or any of its properties or assets is bound.

                  (b) No material consent, approval, authorization or notification of, or filing with, any Person is required on the part of Enstar in connection with the execution and delivery of this Agreement and each of the Transaction Documents to which it is a party or the completion of the transactions contemplated hereby and thereby.


                  5.3 Litigation. There are no Actions pending or, to the knowledge of Enstar, threatened, which question the validity of this Agreement or any of the other Transaction Documents to which it is a party or any action taken or to be taken by Enstar in connection herewith or therewith, or which, individually or in the aggregate, would reasonably be expected to materially impair the ability of Enstar to perform its obligations under, or to complete the transactions contemplated by, this Agreement or any of the other Transaction Documents to which it is a party.

                  5.4 Purchase for Investment. Enstar is acquiring the Class A Shares for investment and not with a view toward any resale or distribution thereof except in compliance with the Securities Act of 1933, as amended.

                  5.5 Winding-up. Since the date of this Agreement, no order has been made or petition presented or resolution passed for the winding-up or administration of Enstar, no distress, execution or other process has been levied on any of the assets of Enstar, Enstar has not stopped payment, no liquidator or provisional liquidator, receiver or administrative receiver of Enstar has been appointed and no event has occurred in any jurisdiction which is analogous to any of the foregoing.

                  5.6 Fulfillment of obligations. Enstar is in a position to fulfill all of its obligations hereunder in respect of the completion of the sale and purchase of the Sale Shares contemplated hereby.

                  6. Warranties of Trident. Trident warrants to the other Members as follows:

                  6.1 Corporate Status and Authority. Trident is a limited partnership duly formed and validly existing as a limited partnership under the laws of the Cayman Islands and has all requisite power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is or will be a party and perform its obligations hereunder and thereunder. The general partner of Trident is Trident Capital II, L.P. and the limited partnership agreement of Trident is in full force and effect. The execution, delivery and performance of this Agreement has been, and the other Transaction Documents to which it is or will be a party have been or, on or prior to Closing, will have been, as applicable, duly authorized by all necessary action on the part of Trident for such authorization. This Agreement and each of the Transaction Documents to which it is a party have been or will be prior to the Closing duly executed and delivered by Trident and, assuming their due execution and delivery by the other parties thereto, constitute or will constitute, as applicable, the legal, valid and binding obligation of Trident, enforceable against it in accordance with their respective terms except as limited by laws affecting the enforcement of creditor's rights generally or by general equitable principles.

                  6.2 No Conflicts.

                  (a) The execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party by Trident will not result in (i) any conflict with the limited partnership agreement and other constitutive documents of Trident or, (ii) any breach or violation of or Default under any material Law or any Contract to which Trident is a party or by which Trident or any of its properties or assets is bound.

                  (b) No material consent, approval or authorization of or filing with any Person is required on the part of Trident in connection with the execution and delivery of this Agreement and each of the other Transaction Documents to which it is a party or the completion of the transactions contemplated hereby and thereby.

                  6.3 Litigation. There are no Actions pending or, to the knowledge of Trident, threatened, which question the validity of this Agreement or any of the other Transaction Documents to which it is a party or any action taken or to be taken by Trident in connection herewith or therewith, or which, individually or in the aggregate, would reasonably be expected to materially impair the ability of Trident to perform its obligations under, or to complete the transactions contemplated by, this Agreement or any of the other Transaction Documents to which it is a party.

                  6.4 Purchase for Investment. Trident is acquiring the Class B Shares for investment and not with a view toward any resale or distribution thereof except in compliance with the Securities Act of 1933, as amended.

                  6.5 Winding-up. No order has been made or petition presented or resolution passed for the winding-up or administration of Trident, no distress, execution or other process has been levied on any of the assets of Trident, Trident has not stopped payment, no liquidator or provisional liquidator, receiver or administrative receiver of Trident has been appointed and no event has occurred in any jurisdiction which is analogous to any of the foregoing.

                  6.6 Fulfillment of obligations. Trident is in a position to fulfill all of its obligations hereunder in respect of the completion of the sale and purchase of the Sale Shares contemplated hereby.


                  7. Certain Covenants.

                  7.1 Consents; Obligations of the Parties.

                  (a) Subject to the terms and conditions of this Agreement, each party agrees, in each case both before and after the Closing, (i) to use all reasonable commercial efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to complete and make effective the transactions contemplated by this Agreement,
(ii) to execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder, (iii) to cooperate with each other in connection with the foregoing and (iv) to cause any trusts or other affiliated entities to comply with the terms hereof.

                  7.2 Obligations of the Castlewood Principals.

                  7.2.1 Conduct of Business, etc. From the date hereof until the Closing, except as otherwise consented to by the other Castlewood Holdings Members in writing, such consent not to be unreasonably withheld or delayed, the Castlewood Members and the Castlewood Principals shall cause Castlewood and each of its Subsidiaries to:

                  (a) carry on its business in the ordinary course and consistent with past practices, and, consistent with past practices, use reasonable efforts to preserve intact its present business organization and to preserve its relationships with customers, suppliers and employees;

                  (b) not take any action or omit to take any action, which action or omission would result in a breach or inaccuracy of any of the warranties set forth in this Agreement at, or as of any time prior to, the Closing, provided that notwithstanding the warranty contained in
         Section 4.13(b)(v), Castlewood shall sell or otherwise transfer in a manner and to an acquirer satisfactory to Enstar and Trident the shares in capital of Lansdowne and Gettysburg prior to the Closing; and

                  (c) not take any action or omit to take any action, which action or omission would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, condition (financial or otherwise), results of operations, prospects or general affairs of Castlewood and its subsidiaries taken as a whole.

                  7.2.2 Access to Castlewood. From the date hereof until the Closing, the Castlewood Members and the Castlewood Principals shall cause Castlewood and the Subsidiaries to afford to the officers, counsel, accountants and authorized representatives of Enstar and Trident reasonable access during normal business hours, and upon reasonable advance notice, to the properties, offices, equipment, files, agreements, books and records and auditors (and their work papers).

                  7.3 No Solicitation. Without the prior written consent of Enstar and Trident, neither the Castlewood Members nor the Castlewood Principals, nor their officers, directors, employees, advisors, agents, representatives, trustees, or anyone acting on their behalf (collectively, the "Representatives"), shall, directly or indirectly, encourage, solicit, initiate or engage in discussions or negotiations with, or provide any information to, any Person (other than Enstar and Trident and their representatives) concerning any merger, consolidation, liquidation, dissolution, sale of assets, purchase or sale of shares of Castlewood, or similar transaction involving Castlewood.

                  7.4 Publicity. No press release or public announcement related to this Agreement or the transactions contemplated herein, shall be issued or made without the joint approval of the Castlewood Holdings Members, unless required by law, regulation or stock exchange requirement, in which case the disclosing Member shall use its best efforts to allow the others sufficient time, consistent with such obligations, to review the nature of such legal obligations and to comment upon such disclosure prior to publication.

                  8. Protection of Goodwill of the Business. The parties acknowledge that as a result of the transactions contemplated hereby, Enstar and Trident will, in effect, be acquiring an interest in the Business and that but for the agreement of the Castlewood Principals to abide by the covenants set forth in Annex B hereto, Enstar and Trident would not agree to effect the transactions contemplated hereby. The parties acknowledge that each of the covenants set forth in Annex B is considered fair and reasonable by the parties and is entered into for the purpose of protecting the goodwill of the Business. During the period in which the Castlewood Principals are subject to the covenants set forth in Annex B, their post-termination benefits, if any, will be governed by their respective Employment Agreements.

                  9. Conditions Precedent.

                  9.1 General. The respective obligations set forth herein of the Company, Enstar, Trident, the Castlewood Principals and the Castlewood Members to complete the sale and purchase of the Castlewood Shares at the Closing and the other transactions contemplated hereby shall be subject to the fulfillment or waiver, on or before the Closing Date, in the case of the Castlewood Members and the Castlewood Principals, of the conditions set forth in Sections 9.2 and 9.3, in the case of Enstar, of the conditions set forth in Sections 9.2 and 9.4, in the case of Trident, of the conditions set forth in Sections 9.2 and 9.5, and in the case of the Company, of the conditions set forth in Section 9.2 (collectively, the "Closing Conditions").

         9.2 Conditions to Obligations of All Parties.

         9.2.1 No Injunction, etc. Completion of the transactions contemplated hereby shall not have been restrained, enjoined or otherwise prohibited by any Applicable Law, including any order, injunction, decree or judgment of any court or other Governmental Authority, and no action or proceeding brought by any Governmental Authority shall be pending at the Closing Date before any court or other Governmental Authority to restrain, enjoin or otherwise prevent the completion of the transactions contemplated hereby, and the completion of the transactions contemplated by this Agreement by any of the parties hereto shall not otherwise be illegal.

         9.2.2 Consents. All material consents, authorizations, permits or approvals of Governmental Authorities (including, but not limited to an application to the Inland Revenue for clearance under Section 138 of the Taxation of Chargeable Gains Act 1992 (the "TCGA") that the provisions of
Section 135 of the TCGA will not be prevented from applying to the transactions contemplated by this Agreement and the other Transaction Documents by Section 137 of the TCGA and an application to the Inland Revenue for clearance under
Section 707 of the Income and Corporation Taxes Act 1988 (the "ICTA") that no notice will be issued under Section 703(3) of the ICTA in respect of the transactions contemplated by this Agreement and the other Transaction Documents) or of third parties identified on Schedule 4.3(b) required to be made or obtained prior to the Closing in connection with the execution and delivery of this Agreement and the transactions contemplated hereby shall have been made and obtained.

         9.2.3 Directors and Officers Insurance. The Company shall have obtained directors' and officers' liability insurance reasonably satisfactory to the Castlewood Holdings Members.

         9.2.4 Opinions of Counsel. The Company shall have received opinions from Parker, Hudson, Rainer & Dobbs LLP, Georgia counsel to Enstar, from Maples & Calder, Cayman Islands counsel to Trident and the Trident Funds (or other Cayman Islands counsel to Trident and the Trident Funds reasonably satisfactory to the parties hereto), from Mello, Jones & Martin, Bermuda counsel to Fulham, from Clyde & Co., English counsel to the Castlewood Members, from Harney Westwood & Riegels, British Virgin Islands counsel to the Castlewood Members that are trustees of trusts and from Conyers Dill & Pearman, Bermuda counsel to the Company, in each case dated the Closing Date, in a form reasonably satisfactory to the parties hereto.

         9.2.5 Revir Transaction. All conditions to completion of the transactions contemplated by the Share Purchase Agreement to be entered into by Sedgwick Group Limited, Rivers Group Limited and Revir (the "Share Purchase Agreement") contained in Schedule 1 to the Share Purchase Agreement shall have been satisfied or waived by the parties thereto. Simultaneously with the Closing, Enstar shall transfer, at cost, all of its shares in the capital of Revir to Castlewood and thereupon Castlewood shall own 100% of the shares in capital of Revir.

         9.3 Conditions to Obligations of the Castlewood Members and the Castlewood Principals.

         9.3.1 Warranties and Covenants of Enstar and Trident. Each of the warranties in Section 5 and Section 6 shall be true and correct when made and at and as of the Closing with the same effect as though made at and as of such time, except that those warranties which are made as of a specific date shall be correct only as of such date. Enstar and Trident shall have duly performed and complied in all material respects with all agreements and obligations and satisfied all conditions to be performed contained herein required to be performed, complied with or satisfied by them at or before the Closing.

         9.3.2 Officer's Certificate. Each of Enstar and Trident shall have delivered to the Castlewood Members a certificate, dated the Closing Date and signed by its President or a Vice President (in the case of Enstar) or Manager (in the case of Trident), as to the fulfillment of the conditions set forth in
Section 9.3.1 applicable to them.

         9.3.3 Transaction Documents. Each of Enstar and Trident shall have entered into the other Transaction Documents to which it is party and all of the agreements contemplated thereby to be performed on or prior to the Closing shall have been performed.

         9.4 Conditions to Obligations of Enstar.

         9.4.1 Warranties and Covenants of the Castlewood Members, the Castlewood Principals and Trident. Each of the warranties in Section 4 and
Section 6 shall be true and correct when made and at and as of the Closing with the same effect as though made at and as of such time, except that those warranties which are made as of a specific date shall be correct only as of such date and other than as provided in Section 7.2.1(b). The Castlewood Members, the Castlewood Principals and Trident shall have duly performed and complied in all material respects with all agreements and obligations and satisfied all conditions to be performed contained herein required to be performed, complied with or satisfied by them at or before the Closing.

         9.4.2 Closing Certificate. Each of the Castlewood Members, the Castlewood Principals and Trident shall have delivered to Enstar a certificate, dated the Closing Date, in the case of Trident, signed by its Manager, as to the fulfillment of the conditions set forth in Section 9.4.1 applicable to them.

         9.4.3 Key Man Life Insurance. The Company will have obtained (i) "key man" life insurance policies, issued by a life insurance company having an A.M. Best rating of at least "A" and providing to the Company 10 year term life insurance coverage in the amount of $10 million on the life of Silvester, $3 million on the life of O'Shea and $3 million on the life of Packer, on terms reasonably acceptable to Enstar and (ii) at the discretion of the board of directors of the Company, long-term disability insurance policies covering Silvester, O'Shea and/or Packer.

         9.4.4 Transaction Documents. Each of the Castlewood Members, the Castlewood Principals and Trident shall have entered into the other Transaction Documents to which it is a party and all of the agreements contemplated thereby to be performed on or prior to the Closing shall have been performed.

         9.4.5 Employment Agreement. Simultaneously with the Closing, each of Silvester, O'Shea and Packer shall have entered into employment agreements (each, an "Employment Agreement") in the form attached as Exhibits to this agreement.

         9.4.6 Resignations. The directors of Castlewood and its Subsidiaries who are specified in a notice delivered jointly by Enstar and Trident to the Castlewood Principals at least five days prior to the Closing Date shall have submitted their resignations from the Board of Directors of Castlewood and/or the applicable Castlewood Subsidiary, as the case may be, effective as of the Closing Date.

         9.4.7 Related Party Transactions. All of the arrangements described in Sections 4.12(a) and 4.12(b) shall have been documented in a manner reasonably acceptable to the Board of Directors of the Company or terminated with no liability to Castlewood, at the election of Enstar.

         9.4.8 Due Diligence. Enstar and its counsel and accounting advisers shall have concluded their due diligence review of Castlewood and shall be satisfied with the results thereof.

         9.4.9 Transfer of Lansdowne and Gettysburg. Enstar shall have received evidence satisfactory to it that Castlewood has sold or otherwise transferred in a manner and to an acquirer satisfactory to Enstar and Trident all shares in capital, assets and liabilities of Lansdowne and Gettysburg and either directly or indirectly through a Subsidiary entered into management agreements with Lansdowne and Gettysburg to manage all separate accounts contained therein.

         9.5 Conditions to Obligations of Trident.

         9.5.1 Warranties and Covenants of the Castlewood Members, the Castlewood Principals and Enstar. Each of the warranties in Sections 4 and 5 shall be true and correct when made and at and as of the Closing with the same effect as though made at and as of such time, except that those warranties which are made as of a specific date shall be correct only as of such date and other than as provided in Section 7.2.1(b). The Castlewood Members, the Castlewood Principals and Enstar shall have duly performed and complied in all material respects with all agreements and obligations and satisfied all conditions to be performed contained herein required to be performed, complied with or satisfied by them at or before the Closing.

         9.5.2 Closing Certificates. Each of the Castlewood Members, the Castlewood Principals and Enstar shall have delivered to Trident a certificate, dated the Closing, and, in the case of Enstar, signed by its President or Vice President, as to the fulfillment of the conditions set forth in Section 9.5.1 applicable to them.

         9.5.3 Key Man Life Insurance. The Company will have obtained (i) "key man" life insurance policies, issued by a life insurance company having an A.M. Best rating of at least "A" and providing to the Company 10 year term life insurance coverage in the amount of $10 million on the life of Silvester, $3 million on the life of O'Shea and $3 million on the life of Packer, on terms reasonably acceptable to Trident and (ii) at the discretion of the board of directors of the Company, long-term disability insurance policies, covering Silvester, O'Shea and/or Packer.

         9.5.4 Transaction Documents. Each of the Castlewood Members, the Castlewood Principals and Enstar shall have entered into the other Transaction Documents to which it is a party and all of the agreements contemplated thereby to be performed on or prior to the Closing shall have been performed.

         9.5.5 Employment Agreement. Simultaneously with the Closing, each of Silvester, O'Shea and Packer shall have entered into Employment Agreements in the form attached as Exhibits to this agreement.

         9.5.6 Resignations. The directors of Castlewood and its Subsidiaries who are specified in a notice delivered jointly by Enstar and Trident to the Castlewood Principals at least five days prior to the Closing shall have submitted their resignations from the Board of Directors of Castlewood and/or the applicable Castlewood Subsidiary, as the case may be, effective as of the Closing Date.

         9.5.7 Related Party Transactions. All of the arrangements described in Sections 4.12(a) and 4.12(b) shall have been documented in a manner reasonably acceptable to the Board of Directors of the Company or terminated with no liability to Castlewood, at the election of Trident.

         9.5.8 Due Diligence. Trident and its counsel shall have concluded their due diligence review of Castlewood and shall be satisfied with the results thereof.

         9.5.9 Transfer of Lansdowne and Gettysburg. Trident shall have received evidence satisfactory to it that Castlewood has sold or otherwise transferred in a manner and to an acquirer satisfactory to Enstar and Trident all shares in capital, assets and liabilities of Lansdowne and Gettysburg and either directly or indirectly through a

Subsidiary entered into management agreements with Lansdowne and Gettysburg to manage all separate accounts contained therein.

         9.5.10 Approval of Board of Advisors. The board of advisors of Trident shall have approved this Agreement, the other Transactional Agreements and the transactions contemplated hereby and thereby.

         10. Survival; Limitations on Liability; Tax Indemnification.

         10.1 Survival of Warranties. The warranties made in Section 4.5 (Shares in the Capital of Castlewood; Ownership of Shares), Section 4.9 (Undisclosed Liabilities) and Section 4.12 (Affiliate Transactions) shall survive the Closing indefinitely. The warranties made in Section 4.8 (a) and (b) (Financial Statements) shall survive the Closing until 60 days following the receipt by each of Enstar and Trident of the audit of the Company's financial statements completed for the full fiscal year following the Closing Date. The warranties in
Section 4.10 (Taxes) shall survive the Closing until the tenth anniversary of the Closing Date. All other warranties shall terminate at the Closing Date. No claim for breach of warranty may be asserted with respect to such warranties after the expiration of the survival period set forth in this Section 10.1 unless, prior to such expiration, the party asserting a breach has provided a Claims Notice (as defined below) to the party from whom a remedy is sought.

         10.2 Tax Indemnification by the Castlewood Members and the Castlewood Principals. Each of the Castlewood Members and the Castlewood Principals covenants and agrees to defend, indemnify and hold harmless each of the Company, its Subsidiaries (including Castlewood and its Subsidiaries, and including B.H. Acquisition) and each of Enstar and Trident (but for purposes of clarification, in the case of Enstar and Trident, the Castlewood Members and the Castlewood Principals shall provide no indemnification for Taxes imposed on Enstar or Trident solely as a result of Enstar or Trident making the investments contemplated by this Agreement), and their respective officers, directors, employees, agents, advisers and representatives (collectively, the "Castlewood Holdings Indemnitees") from and against, and pay or reimburse each of the Castlewood Holdings Indemnitees for, any and all Losses resulting from or arising out of
(i) any breach or inaccuracy of any warranty made or deemed made by the Castlewood Members and the Castlewood Principals in Section 4.10 (Taxes) herein,
(ii) any Taxes owed by Castlewood or any of its Subsidiaries (including B.H. Acquisition and Revir) for any Tax periods (including partial periods) ending on or prior to the Closing Date, except to the extent provided for or reserved against in the estimated Closing Date financial statements of Castlewood, (iii) the loss of any reliefs or credits in respect of any Taxes and the loss of any right to repayment of any Taxes, where that relief, credit or right to repayment has been taken into account in the preparation of the estimated Closing Date financial statements of Castlewood (other than the amount of any unutilized tax loss carry forwards) and (iv) any of the issues described or referenced on Schedules 4.10(a), 4.10(d) or 4.10(f), as the same may be hereafter modified, including, without limitation, any issue described in such schedules that may be subject to further review at a later date. The foregoing indemnity should only apply to 45% of any Taxes owed by B.H. Acquisition.

         10.3 Liability and Limitations on Liability.

         (a) The warranties of the Castlewood Members and the Castlewood Principals are made severally (as to breaches pertaining to them) by each Castlewood Member and each Castlewood Principal, except that (i) Silvester, Right Trust and Fulham shall make all warranties pertaining to any of them on a joint and several basis, (ii) O'Shea and Elbow Trust shall make all warranties pertaining to either of them on a joint and several basis, (iii) Packer and Hove Trust shall make all warranties pertaining to either of them on a joint and several basis, and (iv) the warranties made in Sections 4.4(b), 4.5(a) and 4.6 through 4.16, 4.18 and 4.19 are made on a joint and several basis by all the Castlewood Principals and Castlewood Members.

         (b) Each of the Castlewood Principals and the Castlewood Members covenants and agrees to defend, indemnify and hold harmless the Castlewood Holdings Indemnitees from and against, and pay or reimburse each of the Castlewood Holdings Indemnitees for, any and all Losses resulting from or arising out of (x) breaches of the warranties set forth in Section 4 of this Agreement or (y) any of the issues described or referenced in Item (i) of
Schedule 4.9(a), as the same may be hereafter modified, including, without limitation, any issue described in such Item of such schedule that may be subject to further review at a later date, as follows: (i) for warranties made on a several basis, each Castlewood Member and Castlewood Principal shall be liable (on the joint and several basis described in clauses (i)-(iii) of Section 10.3(a), above) for 100% of any Losses resulting from or arising out of breaches pertaining to them, and (ii) for warranties made on a joint and several basis and for Losses subject to indemnification under Section

10.2, (A) O'Shea and Elbow Trust shall be liable for 20%, (B) Packer and Hove Trust shall be liable for 20% and (iii) Silvester, Fulham and Right Trust shall be liable for 60%, of any Losses.

         (c) Notwithstanding the foregoing, the Castlewood Members and the Castlewood Principals shall only be liable for indemnification under this
Section 10 if the total amount of Losses exceeds $100,000, in which case the Castlewood Members and Castlewood Principals shall be liable for all such Losses on the basis set forth in this Section 10.

         (d) In no event shall the aggregate liability of the Castlewood Members and Castlewood Principals for indemnification under this Section 10 exceed $42 million plus the aggregate amount distributed by the Company or its Subsidiaries to the Castlewood Principals pursuant to any incentive bonus or profit sharing plan. For the avoidance of doubt, the aggregate liability of the Castlewood Members and Castlewood Principals under this Section 10 shall neither increase nor decrease as a result of the application of Section 10.3(e).

         (e) Any Losses for which the Castlewood Members and the Castlewood Principals are liable under this Section 10 shall be first, until May 1, 2002, satisfied out of amounts held in the Indemnity Escrow, and thereafter, satisfied by the cancellation of the Notes (or to the extent the Notes have been repaid or transferred, satisfied by return by the Castlewood Members of any amounts paid to them in respect of such Notes), second applied to reduce the amount of any Remaining Commitment and any other commitments or obligations owing by Enstar and/or Trident to the Company, third, applied to reduce the Deemed Capital Contributions of the Castlewood Members, fourth, satisfied by return by the Castlewood Members of any dividends, distributions or payments by way of redemption paid to them by the Company and fifth satisfied by other assets of the Castlewood Members and the Castlewood Principals. For the avoidance of doubt, any Losses of the Castlewood Holdings Indemnitees shall be deemed to be satisfied in the amount of one dollar for every dollar of reduction in the Remaining Commitment of each of Enstar and Trident (i.e., there shall be one dollar of reduction in Remaining Commitment for every two dollars of aggregate reduction in Remaining Commitment of Enstar and Trident) in accordance with clause "second" of the first sentence of this Section 10.3(e) and any such Losses shall be satisfied in the amount of one dollar for every dollar applied in the manner set forth in clauses "first", "third", "fourth" and "fifth" of the first sentence of this Section 10.3(e). Except as otherwise provided in this
Section 10.3(e), all amounts due to the Castlewood Members or the Castlewood Principals under this Agreement, the Company's Amended and Restated Bye-Laws or the Notes shall be paid in full in accordance with the terms thereof without any right of set off in whole or in part against the Castlewood Members or the Castlewood Principals for any amounts owing to the Company, Enstar or Trident under this Section 10.

         (f) Payments required to be made in respect of Losses pursuant to this
Section 10 shall be (i) made on an after-Tax basis, adjusted for any net Tax benefits realized by the Castlewood Holdings Indemnitees arising out of such Losses and for any Taxes arising out of the receipt by the Castlewood Holdings Indemnitees of such payments (so that the Castlewood Holdings Indemnitees receive and retain on an after-

Tax basis the same amount as they would have received and retained had no Tax been imposed on such payments) and (ii) adjusted for any indemnity, contribution or other similar payment actually recovered by the Castlewood Holdings Indemnitees (other than insurance and any amounts payable under this Section 10.3), in each case in respect of such Loss. Any payments made by the Castlewood Members or Castlewood Principals in respect of Losses pursuant to this Section 10 shall be reimbursed to the extent of any indemnity, contribution or other similar payment actually recovered by the Castlewood Holdings Indemnitees (other than insurance) in respect of such Loss subsequent to the making of such payments by the Castlewood Members or Castlewood Principals. The Company shall use commercially reasonable efforts, consistent with its overall Tax reporting strategy, to ensure that any Tax benefits realizable in prior years that would serve to mitigate Losses otherwise indemnifiable under this Section 10, will be realized.

         (g) The Castlewood Members and the Castlewood Principals shall not be liable to the Castlewood Holdings Indemnitees for indemnification under this
Section 10 to the extent a matter as to which indemnification might otherwise be sought has been fully and fairly disclosed in the disclosure schedules to this Agreement or reserved against in the Financial Statements. Notwithstanding the foregoing sentence, the Castlewood Members and the Castlewood Principals shall be fully liable to the Castlewood Holdings Indemnitees for indemnification under this Section 10 for any and all Losses resulting from or arising out of any of the issues described or referenced on Schedules 4.10(a), 4.10(d) or 4.10(f) or in Item (i) of Schedule 4.9(a), as the same may be hereafter modified. The Castlewood Principals may deliver updated disclosure schedules at any time prior to the Closing Date, provided, that the Closing Date shall be deferred for a reasonable time (but in no event more than ten (10) business days) following delivery of such updated disclosure schedules to permit Trident and Enstar to evaluate the information contained therein. Upon receipt of any updated disclosure schedules, Trident or Enstar may elect (i) to terminate this Agreement as a result of their review of the information contained therein, or
(ii) to proceed with the completion of this Agreement. In the event that Trident and Enstar elect to proceed with the completion of this Agreement, there shall be no liability to the Castlewood Principals or the Castlewood Members for indemnification under this Section 10 to the extent a matter as to which indemnification might otherwise be sought has been specifically disclosed in the updated disclosure schedules (unless such matter relates to Schedules 4.10(a), 4.10(d) or 4.10(f) or Item (i) of Schedule 4.9(a). In the event that Enstar and Trident elect to terminate this Agreement, there shall be no liability to the Castlewood Members and the Castlewood Principals in excess of the reasonable documented out-of-pocket expenses of Enstar and Trident (which will be promptly reimbursed), provided, that such termination does not result from an intentional breach of this Agreement, or from a breach of warranty which was known, or should reasonably have been known, at the date of this Agreement.


         (h) The Trustee is entering into this Agreement solely in its capacity as trustee under the Trust Agreements and not in its individual capacity and the Trustee (or any other person acting as successor trustee under the Trust Agreements) shall, notwithstanding any other provision of the Transaction Documents, be liable for any liability stated or held to be that of Right Trust, Elbow Trust or Hove Trust under the Transaction Documents only to the extent of the assets of the respective trust in the possession of or under the control of the Trustee (or its successor) at the time when notification of a liability is received; provided, however, that the Trustee shall be personally liable hereunder without limitation for its own gross negligence or willful misconduct.

         (i) The Castlewood Members and the Castlewood Principals shall not be liable to the Castlewood Holdings Indemnitees for indemnification under this
Section 10 to the extent that a Loss arises as a result of any legislation not in force as of the date of this Agreement, provided that this Section 10.3(i) shall in no way limit liability for Losses that increase as a result of legislation not in force as of the date of this Agreement, but that would have existed in the absence of such legislation; and provided, further, that this
Section 10.3(i) shall in no way limit any liability of the Castlewood Members or the Castlewood Principals for any Losses if there has been a breach of the warranty contained in Section 4.20.

         10.4 Notice of Asserted Liabilities. Promptly after receipt by a Castlewood Holdings Indemnitee of notice of any demand or claim which, with or without the lapse of time, would give rise to a claim or the commencement of any action, proceeding or investigation (an "Asserted Liability") that may result in a Loss, such Castlewood Holdings Indemnitee shall give notice thereof (the "Claims Notice") to the Castlewood Principals. The Claims Notice shall describe in reasonable detail the nature of the Asserted Liability. Failure to provide a Claims Notice in a timely manner shall not be deemed a waiver of the Castlewood Holdings Indemnitees' right to recover in respect of a Loss other than to the extent that such failure prejudices the defense of the claim by the Castlewood Members or the Castlewood Principals.

         10.5 Conduct of Claims. Any claim made by the Castlewood Holdings Indemnitees in respect of Losses shall be made on a joint basis. The Castlewood Holdings Indemnitees may not compromise or settle any Asserted Liability without the consent of at least a majority of the Castlewood Principals and the Castlewood Members (which consent shall not be unreasonably withheld or delayed). For the avoidance of doubt, the aggregate amount of any recovery by the Castlewood Holdings Indemnitees pursuant to this Section 10 with respect to any Loss may not exceed the amount of such Loss.


         10.6 Information Supplied by Castlewood and Subsidiaries. Any information supplied by or on behalf of Castlewood or any of its Subsidiaries (or by any officer, employee or agent of any of them who is not a Castlewood Principal) to the Castlewood Principals and Castlewood Members or to their advisors in connection with the warranties contained in Section 4 and the information contained in the disclosure schedules hereto shall not constitute a warranty, representation or guarantee of the accuracy of such information in favor of the Castlewood Principals, Castlewood Members or Castlewood Holdings Indemnitees. The Castlewood Principals, Castlewood Members and Castlewood Holdings Indemnitees waive any and all claims which they might otherwise have against any officer, employee or agent of the Company or Castlewood or any of their Subsidiaries who is not a Castlewood Principal in respect of such claims.

         10.7 Opportunity to Defend. The Castlewood Principals and the Castlewood Members may elect to compromise or defend, at their own expense and by their own counsel, any Asserted Liability; provided, however, that they may not compromise or settle any Asserted Liability without the consent of the Castlewood Holdings Indemnitees (which consent shall not be unreasonably withheld or delayed) unless such compromise or settlement requires no more than a monetary payment for which the Castlewood Holdings Indemnitees are fully indemnified and involves no other matters binding upon the Castlewood Holdings Indemnitees. If the Castlewood Principals and the Castlewood Members elect to compromise or defend an Asserted Liability, they shall within 30 days from the receipt of a Claims Notice notify the Castlewood Holdings Indemnitees of their intent to do so, and the Castlewood Holdings Indemnitees shall cooperate in all reasonable respects, at the expense of the Castlewood Principals and the Castlewood Members, in the compromise of, or defense against, such Asserted Liability; provided that the Castlewood Holdings Indemnitees shall be entitled to their own counsel at the expense of the Castlewood Principals and the Castlewood Members in the event of a conflict of their respective interests.

         10.8 Sale of Company. In the event that Trident and Enstar transfer a controlling interest in the Company to a third party, (a) neither Trident nor Enstar shall assign its rights under this Section 10 to the purchaser of its shares in the Company (unless such purchaser is Trident or Enstar) and (b) such
- rights of Trident and Enstar under this Section 10 shall in no way be limited or altered as a consequence of such a transfer.

         11. Definitions.

         As used herein, the following terms have the following meanings:

         "Action" shall mean any action, suit, litigation, claim, proceeding, arbitral or mediation action, governmental audit, inquiry, criminal prosecution, investigation or complaint.

         "Affiliate" shall mean, with respect to a Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, the first Person.

         "Agreement" shall mean this Agreement, including the Annexes and schedules hereto.

         "Agreement Among Members" shall mean the Agreement Among Members to be entered into as of the Closing Date by and among the Company, Packer, O'Shea, each of the Trident Funds and each of the Castlewood Holdings Members, substantially in the form attached hereto as Exhibit D.

         "Applicable Law" shall mean all applicable provisions of all (i) constitutions, treaties, statutes, Laws (including, but not limited to, the common law), rules, regulations, ordinances, codes or orders of any Governmental Authority and (ii) orders, decisions, rulings, injunctions, judgments, awards and decrees or consents of or agreements with any Governmental Authority.

         "Asserted Liability" as defined in Section 10.4.

         "Base Commitment" shall mean $39.5 million.


         "B.H. Acquisition" as defined in Section 4.7.

         "Business" shall mean Castlewood, its Subsidiaries set forth on
Schedule 4.6 and Castlewood's interest in each of B.H. Acquisition and Revir.

         "Capital Contribution" as defined in Section 2(h).

         "Capital Notice" as defined in Section 2(b).

         "Castlewood" as defined in the Recitals.

         "Castlewood Members" as defined in the Recitals.

         "Castlewood Holdings Indemnitees" as defined in Section 10.2.

         "Castlewood Holdings Members" as defined in the Preamble.

         "Castlewood Principals" as defined in the Recitals.

         "Castlewood Shares" as defined in the Recitals.

         "Cause" as defined in the forms of Employment Agreement attached as Exhibits C-1, C-2 and C-3 hereto.

         "Change of Control" shall mean, (x) with respect to the Company, (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act), other than a Person or group that owns, directly or indirectly, beneficially or of record, at least 5% of the outstanding shares of the Company on the Closing Date, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding share capital of the Company or (b) the occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (i) nominated by the board of directors of the Company nor (ii) appointed by directors so nominated; (y) with respect to Enstar, the occurrence of any of the following transactions: (c) the voluntary or involuntary bankruptcy, receivership, liquidation, winding up or dissolution of Enstar, (d) (i) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act), other than a Person or group that owns, directly or indirectly, beneficially or of record, at least 5% of the outstanding shares of Enstar on the Closing Date, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding share capital of Enstar or (ii) the merger or consolidation of Enstar into or with any other Person, provided, in either case, that no Change of Control of Enstar shall occur if a majority of the seats (other than vacant seats) on the board of directors of Enstar are occupied by Persons who were nominated by the board of directors of Enstar as such board of directors is constituted as at the time of Closing, appointed by directors so nominated or elected by the shareholders of Enstar prior to such merger or consolidation or (e) the sale or disposition by
J. Christopher Flowers ("Flowers") of shares representing more than 25% of the shares of Enstar held by him as at the time of Closing, provided that no Change of Control shall occur as a result of any such sale or disposition resulting from the death or Disability of Flowers; and (z) with respect to Trident, (f) the voluntary or involuntary bankruptcy, receivership, liquidation, winding up or dissolution of Trident, (g) the replacement or removal of MMC Capital, Inc. as manager of Trident, (h)(i) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act), other than a Person or group that owns, directly or indirectly, beneficially or of record, at least 5% of the outstanding shares of Marsh & McLennan Companies, Inc. ("MMC") on the Closing Date, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding share capital of MMC or (ii) the merger or consolidation of MMC into or with any other Person, provided that in either case, no Change of Control of Trident shall occur if a majority of the seats (other than vacant seats) on the board of directors of MMC are occupied by Persons who were nominated by the board of directors of MMC as such board of directors is constituted as at the time of Closing, appointed by directors so nominated or elected by the shareholders of MMC prior to such merger or consolidation.

         "Claims Notice" as defined in Section 10.4.

         "Class A Directors" as defined in the Agreement Among Members attached as Exhibit D hereto.

         "Class A Shares" shall mean Class A ordinary shares, par value $1.00 per share, of the Company.

         "Class B Directors" as defined in the Agreement Among Members attached as Exhibit D hereto.

         "Class B Shares" shall mean Class B ordinary shares, par value $1.00 per share, of the Company.

         "Class C Directors" as defined in the Agreement Among Members attached as Exhibit D hereto.

         "Class C Pro Rata Share" shall mean, with respect to each holder of Class C Shares, the percentage that the number of Class C Shares owned by such holder bears to the total number of Class C Shares outstanding as of the date of determination.

         "Class C Shares" shall mean Class C ordinary shares, par value $1.00 per share, of the Company.

          "Class E Shares" shall mean Class E non-voting redeemable ordinary shares, par value $1.00 per share, of the Company.

         "Closing" as defined in Section 1.5.

         "Closing Conditions" as defined in Section 9.1.

         "Closing Date" as defined in Section 1.5.

         "Commitment" shall initially mean, with respect to each of Enstar and Trident, the Base Commitment, provided that any unfunded portion of the outstanding Base Commitment shall increase (compounding on an annual basis) at a fixed rate of 5% per annum from the date of this Agreement until such time as such unfunded portion shall equal $0. Notwithstanding the foregoing, to the extent that at any time after the fifth anniversary of the date of this Agreement, the distributions made to Enstar and Trident, respectively, pursuant to Bye-Law 45(3) of the Company's Amended and Restated Bye-Laws exceed the Capital Contributions of Enstar and Trident, respectively, the unfunded portion of the Base Commitment shall increase to the extent that such distributions exceed such Capital Contributions at a fixed rate of 8% per annum (compounding on an annual basis) and the remainder of the unfunded portion of the Base Commitment shall continue to increase (compounding on an annual basis) at a fixed rate of 5% per annum. For the avoidance of doubt, the Commitment shall not be increased as a result of any distributions made by the Company to either of Enstar or Trident.

         "Commitment Termination Amount" as defined in Section 2(d).

         "Company" as defined in the Preamble.

         "Contract" shall mean any agreements, contracts, leases, purchase orders, undertakings, understandings, covenants not to compete, confidentiality agreements, licenses, instruments, obligations and commitments to which a Person is a party or by which any of such Person's assets are bound or affected (including any and all amendments thereto).

         "CPF" as defined in the preamble.

         "Contribution Amount" as defined in Section 2(a).

         "Deemed Capital Contribution" as defined in Section 2(c).

         "Default" shall mean (1) a breach of or default under any Contract, (2) the occurrence of an event that with the passage of time or the giving of notice or both would constitute a breach of or default under any Contract, or (3) the occurrence of an event that with or without the passage of time or the giving of notice or both would give rise to a right of termination, amendment, renegotiation or acceleration or loss of any material benefits or payment of any fee under any Contract.

         "Disability" shall mean a complete and permanent physical or mental disability that prevents or is reasonably expected to prevent the performance by Executive of his duties hereunder until the tenth anniversary of the Closing Date.

         "Elbow Trust" as defined in the Preamble.

         "Employment Agreement" as defined in Section 9.4.5.

         "Enstar" as defined in the Preamble.

         "ESC" as defined in the preamble.

         "Exchange Act" means the United States Securities Exchange Act of 1934, as amended from time to time or any federal statute from time to time in effect that has replaced such statute, and any reference in this Agreement to a provision of the Exchange Act or a rule or regulation promulgated thereunder means such provision, rule or regulation as amended from time to time or any provision of a federal law, or any federal rule or regulation, from time to time in effect that has replaced such provisions, rule or regulation;

         "Financial Statements" as defined in Section 4.8.

         "Fulham" as defined in the Preamble.

         "GAAP" shall mean generally accepted accounting principles in the United States.

         "Gettysburg" shall mean Gettysburg National Indemnity (SAC) Ltd., a Bermuda segregated accounts company.

         "Good Reason" as defined in the forms of Employment Agreement attached as Exhibits hereto.

         "Governmental Authority" shall mean any domestic or foreign government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any government authority, agency, department, board, commission or instrumentality of Bermuda, the United Kingdom, the United States, any State of the United States or any other political subdivision of any of the foregoing.

         "Hove Trust" as defined in the Preamble.

         "Indemnity Escrow" as defined in Section 1.4.

         "Joint Ventures" as defined in Section 4.7.

         "knowledge of the Castlewood Principals" shall mean the actual knowledge of any of the Castlewood Principals, after due inquiry of senior employees, auditors and advisers with direct knowledge as to specific matters (including, without limitation, partners of the independent public accounting firms responsible for the audit of the consolidated financial statements of Castlewood and its consolidated subsidiaries during the relevant period).

         "Lansdowne" shall mean Lansdowne Insurance Company, Ltd., a Bermuda company.

         "Law" shall mean any laws, statutes, ordinances, regulations, rules, notice requirements, court decisions, published agency guidelines and orders of any Governmental Authority.

         "Liens" shall mean any claim, lien, pledge, covenant, easement, right of first refusal, licenses, rights of way, option, charge, security interest, deed of trust, mortgage, encroachment, building or use restriction, conditional sales agreement or encumbrance, whether voluntarily incurred or arising by operation of law, and includes any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or lease in the nature thereof. With respect to shares in capital, "Liens" shall also include any voting agreement or agreement limiting or restricting the holder's right to dispose of such shares.

         "Losses" shall mean liabilities, obligations, losses, fines, costs, expenses, royalties, litigation, deficiencies or damages (whether or not resulting from third party claims), including interest and penalties with respect thereto and out-of-pocket expenses and reasonable attorneys' and accountants' fees and expenses incurred in the investigation or defense of any of the same or in asserting, preserving or enforcing any of their respective rights hereunder or under any Transaction Documents.

         "Manager" shall mean MMC Capital, Inc., as manager of Trident, or its successor thereto.

         "Material Contracts" shall mean all Contracts to which Castlewood or any of its Subsidiaries is a party or by which Castlewood or any of its Subsidiaries or any of their respective properties or assets may be bound or affected, or which otherwise constitute a part of the Business, in each case as amended, supplemented, waived or otherwise modified, that are of the types listed in clauses (a) through (k) below:

                  (a) leases, subleases and occupancy agreements relating to the real property owned, leased or occupied;

                  (b) employment, severance, compensation, and other contracts relating to or for the benefit of current, future or former employees, officers or directors;

                  (c) loan agreements, indentures, letters of credit, mortgages, security agreements, guarantees, instruments and other similar financing agreements;

                  (d) share purchase agreements, asset purchase agreements and other acquisition or divestiture agreements by Castlewood or any of its Subsidiaries, within the last five years, or involving continuing indemnity or other obligations;

                  (e) contracts prohibiting or materially restricting the ability of Castlewood to conduct the Business, to engage in any business or operate in any geographical area or to compete with any Person;

                  (f) service agreements, consulting agreements, management agreements and similar Contracts with any third parties relating to providing management or consulting services to property and casualty insurers or reinsurers;

                  (g) contracts providing for future payments that are conditioned, in whole or in part, on a change in control of Castlewood or any of its Subsidiaries;

                  (h) agreements regarding the share capital of Castlewood or any of its Subsidiaries, including but not limited to agreements among members or shareholders, registration rights agreements and option agreements; and

                  (i) contracts not entered into in the ordinary course of business.

         "Notes" as defined in Section 1.4.

         "O'Shea" as defined in the Preamble.

         "Packer" as defined in the Preamble.

         "Permitted Liens" shall mean Liens of warehousemen, mechanics and materialmen and other similar statutory Liens incurred in the ordinary course of business.

         "Person" any natural person, firm, limited liability company, general partnership, limited partnership, joint venture, association, corporation, trust, Governmental Authority or other entity.

         "Remaining Commitment" shall mean, with respect to each of Enstar and Trident, the amount of its Commitment less amounts that have been contributed as a Capital

Contribution; provided, that upon payment in full of a Commitment
Termination Amount, the Remaining Commitment of the Member making such payment shall be reduced to zero.

         "Revir" shall mean Revir Limited, a Bermuda company.

         "Right Trust" as defined in the Preamble.

         "Shares" as defined in Section 1.1.

         "Silvester" as defined in the Preamble.

         "Structuring Fee" as defined in Section 2(i).

         "Subsidiary" shall mean with respect to any Person, any other Person of which more than 50% of the securities or other ownership interests having by their terms ordinary voting power to elect a majority of the board of directors, or other persons performing similar functions, of such other Person, is directly or indirectly owned or controlled by such Person, by one or more of such Person's Subsidiaries or by such Person and any one or more of such Person's Subsidiaries, provided that with respect to Castlewood, "Subsidiaries" shall not include Lansdowne or Gettysburg.

         "Tax" shall mean any United Kingdom, United States, Bermuda or other national, federal, state or local income, alternative, minimum, accumulated earnings, personal holding company, franchise, capital stock, profits, windfall profits, gross receipts, sales, use, value added, transfer, registration, stamp, stamp duty reserve, premium, excise, customs duties, severance, environmental, real property, personal property, ad valorem, occupancy, license, occupation, employment, payroll, social security, disability, unemployment, workers' compensation, withholding, estimated or other similar tax, duty, fee, assessment or other governmental charge or deficiencies thereof (including all interest and penalties thereon and additions thereto) regardless of whether any such tax, duty, fee assessment or governmental charge, interest and penalties are chargeable directly or primarily against or attributable directly or primarily to Castlewood or any of its Subsidiaries.

         "Tax Return" shall mean any return, report, declaration, form, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "Termination Date" shall mean, with respect to a Castlewood Principal, the date upon which such Castlewood Principal's employment by the Company is terminated by the Company, by such Castlewood Principal or through the death or Disability of such Castlewood Principal.

         "Total Remaining Commitment" shall mean the sum of the Remaining Commitments, determined at any date, for each of Enstar and Trident.

         "Transaction Documents" shall mean this Agreement, the Bye-Laws, the Agreement Among Members, the Employment Agreements and the Notes.

         "Trident" as defined in the Preamble.

         "Trident Funds" as defined in the preamble.

         "Trust Agreements" shall mean (a) the Settlement, dated April 4, 1996 between Silvester, as settlor and the Trustee, as trustee creating the Right Trust, (b) (i) the Deed of Request and Declaration, dated April 30, 1997 between O'Shea, as settlor and the Trustee, as trustee and (ii) the Deed of Declaration of Trust, dated April 30, 1997 by the

Trustee, as trustee, together with (i) creating The Elbow Trust and (c) the Settlement, dated April 4, 1996 between Packer, as settlor and the Trustee, as trustee creating The Hove Trust.

                  "Trustee" as defined in the Preamble.

                  "U.K. GAAP" shall mean generally accepted accounting principles in the United Kingdom.

                  "Vesting Fraction" shall mean a fraction, the numerator of which is $19 million on the Closing Date (and which numerator shall increase annually, in equal increments of $4.1 million, on each of the first five anniversaries after the date of this Agreement, until the Termination Date occurs) and the denominator of which is $39.5 million, provided that if the Termination Date occurs on or after a Change of Control, the Vesting Fraction shall be one (1).

                  12. General Provisions.

                  12.1 Modification; Waiver. This Agreement may be modified only by a written instrument executed by the parties hereto. Any of the terms and conditions of this Agreement may be waived only in writing at any time on or prior to the Closing Date by the party entitled to the benefits thereof.

                  12.2 Termination.

                  (a) This Agreement may be terminated:

                  (i) at any time prior to the Closing Date by mutual consent of the Members;

                  (ii) by any of the Castlewood Holdings Members, if the Closing shall not have taken place on or before March 31, 2002 or such later date as the parties may have agreed to in writing, provided that the non-occurrence of the Closing is not attributable to a breach (including a breach of a warranty) of the terms hereof by the party seeking termination; or

                  (iii) by any of the Castlewood Holdings Members, if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a nonappealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated hereby.

In the event of such termination, no party shall have any further liability hereunder, except (i) for breach of this Agreement (including with respect to warranties or covenants) and (ii) the Confidentiality Agreements and this
Section 12.2 and Section 12.3 shall survive such termination and shall remain in full force and effect.

                  12.3 Expenses.

                  (a) Upon the Closing, the Company shall pay the fees and expenses incurred by each of the Members in connection with the Agreement and the transactions contemplated hereby. If the Closing does not occur, each of the Members shall pay its own expenses incident to the preparation of this Agreement and the transactions contemplated hereby.

                  (b) Following the Closing, Enstar will reimburse the Company for any incremental third-party costs and expenses incurred by the Company to provide Enstar with any required restatements of financial statements prior to the Closing in connection with Enstar's filings with the Securities and Exchange Commission, but only to the extent that such preparation involves the restating of prior years' financial statements that would not be required by the other Castlewood Holdings Members.

                  12.4 Further Actions. Each party shall execute and deliver such certificates and other documents and take such other actions as may reasonably be requested by the other parties in order to complete or implement the transactions contemplated hereby.


                  12.5 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (b) if sent by reputable overnight air courier (such as DHL or Federal Express), two business days after mailing; (c) if sent by facsimile transmission or email, with a copy mailed on the same day in the manner provided in (a) or (b) above, when transmitted and receipt is confirmed by telephone; or (d) if otherwise actually personally delivered, when delivered, and shall be delivered as follows:


         if to the Company:

         Castlewood Holdings Limited
         c/o  Conyers, Dill & Pearman
         Clarendon House
         2 Church Street
         Hamilton, Bermuda
         Fax:  441-292-4720
         Email:  gcollis@cdp.bm
         Attn:    Graham Collis, Esq.

         if to Enstar:

         The Enstar Group, Inc.
         The Thompson House
         401 Madison Avenue
         Montgomery, Alabama 36104
         Fax:  334-834-2530
         Email: ntfrazer@enstargroup.com
         Attn: Mr. Nimrod T. Frazer

         with a copy (which shall not constitute notice) to:

         Debevoise & Plimpton
         919 Third Avenue
         New York, New York 10022
         Fax:     212-909-6836
         Email:   nfpotter@debevoise.com
         Attn: Nicholas F. Potter, Esq.


         if to Trident or the Trident Funds:

         Trident II, L.P.
         c/o MMC Capital, Inc.
         20 Horseneck Lane
         Greenwich, Connecticut 06830
         Fax:     203-862-2925
         Email: dwermuth@mmccapital.com
         Attn: David J. Wermuth, Esq.

         with a copy (which shall not constitute notice) to:

         Cahill, Gordon & Reindel
         80 Pine Street
         New York, New York
         Fax: 212-269-5420
         Email: mbecker@cahill.com
         Attn: Michael A. Becker, Esq.

         if to any of the Castlewood Principals or the Castlewood Members:

         c/o Castlewood (EU) Ltd.
         No. 1 Stoke Road
         Guildford, Surrey GU1 4 HW
         England
         Fax:     011-44-1483-452-644
         Email:   dominic.silvester@castlewood.co.uk
                  paul.o'shea@castlewood.co.uk
                  nick.packer@castlewood.co.uk
         Attn:    Dominic F. Silvester
                  Paul J. O'Shea
                  Nicholas A. Packer

         with a copy (which shall not constitute notice) to:

         Mello Jones & Martin
         P.O. Box HM 1564
         Hamilton Bermuda HM FX
         Fax: (441) 292-9151
         Email: blehmann@mjm.bm
         Attn: Brenda Lehmann

         and

         Clyde & Co.
         Beaufort House
         Chertsey Street
         Guildford
         Surrey GU1 4HA
         Fax: (44) 1483 567330
         Email: andrew.holderness@clyde.co.uk
         Attn: Andrew Holderness


or to such other address or to such other person as any party hereto shall have last designated by notice to the other parties.

                  12.6 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but shall not be assignable, by operation of law or otherwise, by any party hereto without the prior written consent of each other party and any purported assignment or other transfer without such consent shall be void and unenforceable.

                  12.7 Counterparts. This Agreement may be executed in counterparts, all of which shall constitute one and the same instrument.

                  12.8 Interpretation. The section headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provision hereof.

                  12.9 Governing Law. This Agreement and any dispute, controversy, proceedings or claims of whatever nature arising out of or relating thereto shall be construed, performed and enforced in accordance with the laws of England.

                  12.10 Severability. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

                  12.11 Consent to Jurisdiction. Each party hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of any court of Bermuda, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

                  12.12 Agents for Service of Process. The Castlewood Principals and the Castlewood Members appoint Mello, Jones and Martin and Enstar and Trident appoint

Conyers Dill & Pearman, respectively, to accept service on their behalf of any proceedings which may be commenced by any party to this Agreement against it pursuant to the provisions of this Agreement.

                  12.13 Continuing Effect. All provisions of this Agreement shall continue in full force and effect notwithstanding Closing except in respect of those provisions already performed at Closing.


                  12.14 Third Party Beneficiaries. A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to benefit from or enforce any term of this Agreement but this Section
12.14 does not affect any right or remedy of a third party which exists or is available apart from that Act.

                  12.15 Entire Agreement. This Agreement, the Confidentiality Agreements and the Transactional Documents constitute the entire agreement and understanding of the parties in respect of the subject matter hereof and thereof, and supercedes any previous agreements between the parties relating thereto.

                  12.16 Nominees. Any Castlewood Member who holds Shares through a nominee will instruct such nominee to act in accordance with this Agreement and the other Transaction Documents and to take all actions necessary to ensure the compliance with this Agreement by such Castlewood Member.

                  12.17 Trident Funds. The Trident Funds shall acquire no more than 7% of Trident's Class B Shares unless (a) the Trident Funds are required to acquire a larger share of Trident's Class B Shares in accordance with the terms of their partnership agreements and (b) consent to acquire such larger share has been obtained from the other parties hereto, which consent shall not be unreasonably withheld.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as a Deed as of the date first above written.


         EXECUTED AS A DEED BY:


                           The COMMON SEAL of R&H TRUST
                           CO. (BVI) LTD., as trustee of THE
                           RIGHT TRUST was hereunto affixed
                           in the presence of



                           /s/ Louise M. Chippendale
                           ----------------------------
                           Name:  Louise M. Chippendale
                           Title: Director


                           /s/ Helen L. Williams
                           ----------------------------
                           Name:  Helen L. Williams
                           Title: Secretary



                           [Affix Seal Above]

                           The COMMON SEAL of R&H
                           TRUST CO. (BVI) LTD., as trustee
                           of THE ELBOW TRUST was hereunto
                           affixed in the presence of




                           /s/ Louise M. Chippendale
                           ----------------------------
                           Name:  Louise M. Chippendale
                           Title: Director


                           /s/ Helen L. Williams
                           ----------------------------
                           Name:  Helen L. Williams
                           Title: Secretary



                           [Affix Seal Above]

                           The COMMON SEAL of R&H
                           TRUST CO. (BUI) LTD., as trustee of
                           THE HOVE TRUST was hereunto affixed
                           in the presence of



                           /s/ Louise M. Chippendale
                           ----------------------------
                           Name:  Louise M. Chippendale
                           Title: Director


                           /s/ Helen L. Williams
                           ----------------------------
                           Name:  Helen L. Williams
                           Title: Secretary



                           [Affix Seal Above]

                           The COMMON SEAL of
                           FULHAM HOLDINGS LIMITED
                           was hereunto affixed in the presence of



                           /s/ Peter Martin
                           --------------------------------------------
                           Name:  Peter Martin
                           Title: Director


                           /s/ H. Bruce Murray
                           --------------------------------------------
                           Name:  H. Bruce Murray
                           Title: Director/Secretary





                           [Affix Seal Above]

                           The COMMON SEAL of
                           NEWSUB I LIMITED (to be renamed
                           CASTLEWOOD HOLDINGS LIMITED)
                           was hereunto affixed in the presence of



                           /s/ Adrian Kimberley
                           ------------------------
                           Name:  Adrian Kimberly
                           Title: Director


                           /s/ Paul J. O'Shea
                           ------------------------
                           Name:  Paul J. O'Shea
                           Title: Director




                           [Affix Seal Above]

                           THE ENSTAR GROUP, INC.


                           Acting By:/s/ Nimrod T. Frazer
                                     ---------------------------------
                               Name:  Nimrod T. Frazer
                               Title: Chairman & CEO


                           TRIDENT II, L.P.

                           By: MMC CAPITAL, INC.,
                               as Manager


                           Acting By:/s/ David Wermuth
                                     ---------------------------------
                               Name:  David Wermuth
                               Title: Principal


                           MARSH & McLENNAN CAPITAL
                           PROFESSIONALS FUND, L.P.

                           By: MMC CAPITAL, INC.,
                               as Manager


                           Acting By:/s/ David Wermuth
                                     ---------------------------------
                               Name:  David Wermuth
                               Title: Principal


                           MARSH & McLENNAN
                           EMPLOYEES' SECURITIES COMPANY, L.P.

                           By: MMC CAPITAL, INC.,
                               as Manager


                           Acting By: /s/ David Wermuth
                                     ---------------------------------
                               Name:   David Wermuth
                               Title:  Principal

SIGNED AS A DEED BY:




                            DOMINIC F. SILVESTER


                            /s/ Dominic F. Silvester
                            ------------------------------------------------


                            In the presence of


                            /s/ David Hackett
                            ------------------------------------------------
                            Name:    David Hackett
                            Address: Foxburrow Cottage, Foxburrow Hill Road
                                     Bramley, Surrey, GU5OBU
                            Occupation: Chartered Accountant


                            PAUL J. O'SHEA


                            /s/ Paul J. O'Shea
                            ------------------------------------------------


                            In the presence of


                            /s/ Andrew Broadbent
                            ------------------------------------------------
                            Name:    Andrew Broadbent
                            Address: 3rd Floor, Windsor Place, Hamilton,
                                     Bermuda
                            Occupation: Chartered Accountant


                            NICHOLAS A. PACKER


                            /s/ Nicholas A. Packer
                            ------------------------------------------------


                            In the presence of


                            /s/ David Hackett
                            ------------------------------------------------
                            Name:    David Hackett
                            Address: Foxburrow Cottage, Foxburrow Hill Road
                                     Bramley, Surrey, GU5OBU
                            Occupation: Chartered Accountant

                                                                       EXHIBIT D

                        [FORM OF AGREEMENT AMONG MEMBERS]



                             AGREEMENT AMONG MEMBERS



                                   dated as of



                                    [ ], 2001



                                      among



                          CASTLEWOOD HOLDINGS LIMITED,



                                 PAUL J. O'SHEA,

                               NICHOLAS A. PACKER,

               MARSH & McLENNAN CAPITAL PROFESSIONALS FUND, L.P.,

              MARSH & McLENNAN EMPLOYEES' SECURITIES COMPANY, L.P.



                                       and



                THE MEMBERS LISTED ON THE SIGNATURE PAGES HEREOF

                                TABLE OF CONTENTS

                                                                                                         Page
                                                                                                         ----

                                                  ARTICLE I

                                                DEFINITIONS

1.1      Definitions.....................................................................................2

                                                ARTICLE II

                                           CORPORATE GOVERNANCE

2.1      The Board of Directors of the Company...........................................................9
2.2      The Boards of Directors of the Subsidiaries....................................................11
2.3      Member Action; Removal of Directors............................................................11
2.4      Vacancies......................................................................................11
2.5      Action by the Board............................................................................12
2.6      Special Voting Requirements for Major Transactions.............................................12
2.7      Enstar Change of Control.......................................................................14
2.8      Memorandum of Association and Bye-Laws of the Company..........................................14
2.9      Member Action..................................................................................15
2.10     Committees of the Board........................................................................15
2.11     Non-Discrimination.............................................................................15

                                               ARTICLE III

                                         RESTRICTIONS ON TRANSFER

3.1      General........................................................................................16
3.2      Legends........................................................................................17
3.3      Permitted Transferees..........................................................................17

                                                ARTICLE IV

                     RIGHTS OF FIRST OFFER; RIGHTS TO COMPEL PARTICIPATION IN CERTAIN
                          TRANSFERS; RIGHTS TO PARTICIPATE IN CERTAIN TRANSFERS

4.1      Rights of First Offer..........................................................................18
4.2      Rights to Compel Participation in Certain Transfers............................................20
4.3      Rights to Participate in Certain Transfers.....................................................22
4.4      Good Faith.....................................................................................24
4.5      Agreement to Be Bound..........................................................................24

                                                 ARTICLE V

                                             CERTAIN COVENANTS

5.1      Confidentiality................................................................................24
5.2      Information and Discussion of Affairs..........................................................26
5.3      [Intentionally Left Blank.]....................................................................28
5.4      Payments to Class C Members....................................................................28
5.5      Master SPV.....................................................................................28
5.6      Exclusivity....................................................................................28
5.7      Certain Considerations.........................................................................29
5.8      Expenses.......................................................................................30
5.9      Tax Reporting..................................................................................30
5.10     Incentive Plan.................................................................................30

                                                ARTICLE VI

                                               MISCELLANEOUS

6.1      Entire Agreement...............................................................................30
6.2      Effectiveness; Binding Effect; Benefit.........................................................30
6.3      Assignability..................................................................................31
6.4      Amendment; Waiver..............................................................................31
6.5      Notices........................................................................................31
6.6      Headings.......................................................................................33
6.7      Counterparts...................................................................................33
6.8      Applicable Law.................................................................................33
6.9      Specific Enforcement...........................................................................34
6.10     Directions to Nominee..........................................................................34
6.11     Third Party Beneficiaries......................................................................34

Exhibit A         Member Ownership of Shares
Exhibit B         Memorandum of Association of the Company
Exhibit C         Amended and Restated Bye-Laws of the Company

         AGREEMENT AMONG MEMBERS, dated as of [ ], 2001, among:

         (1) Castlewood Holdings Limited (formerly known as Newsub I Limited), a Bermuda company (the "Company");

         (2) Dominic F. Silvester ("Silvester"), R&H Trust Co. (BVI) Ltd. (the "Trustee"), as trustee of The Right Trust, a trust duly formed under the laws of the British Virgin Islands (the Trustee in such capacity herein referred to as "Right Trust") and Fulham Holdings Limited, a Bermuda company ("Fulham");

         (3) Paul J. O'Shea ("O'Shea") and the Trustee, as trustee of The Elbow Trust, a trust duly formed under the laws of the British Virgins Islands (the Trustee in such capacity herein referred to as "Elbow Trust");

         (4) Nicholas A. Packer ("Packer") and the Trustee, as trustee of The Hove Trust, a trust duly formed under the laws of the British Virgin Islands (the Trustee in such capacity herein referred to as "Hove Trust", together with Silvester, Fulham, Right Trust and Elbow Trust, the "CW Members");

         (5) The Enstar Group, Inc., a Georgia corporation ("Enstar"); and

         (6) Trident II, L.P., a limited partnership organized under the laws of the Cayman Islands ("Trident"), Marsh & McLennan Capital Professionals Fund, L.P. ("CPF"), a limited partnership organized under the laws of the Cayman Islands and Marsh & McLennan Employees' Securities Company, L.P., a limited partnership organized under the law of the Cayman Islands ("ESC", and together with CPF, the "Trident Funds").

                              W I T N E S S E T H:

         WHEREAS, the Members, O'Shea, Packer, the Trident Funds and the Company are parties to that certain Share Purchase and Capital Commitment Agreement dated as of October 1, 2001 (the "Purchase Agreement"), as a result of which each Member holds that number of Shares set forth opposite its name on Exhibit A hereto;

         WHEREAS, the parties hereto desire to enter into this Agreement Among Members ("Agreement") to govern certain of their rights, duties and obligations in relation to the Company.

         NOW, THEREFORE, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

         1.1 Definitions. The following terms, as used herein, have the following meanings:

         "Advisory Director" means any advisory director of the Company who shall be appointed in accordance with Article II hereof and the Amended and Restated Bye-Laws.

         "Affiliate" of any Person means any Person or group of Persons acting in concert in respect of the Person in question that, directly or indirectly, controls or is controlled by or is under common control with such Person; provided that no Member of the Company shall be deemed to be an Affiliate of any other Member solely by reason of any investment in the Company or in B.H. Acquisition. For the purpose of this definition, the term "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

         "Agreement" means this Agreement, as amended from time to time.

         "Alternate Director" means a person chosen by the Members to serve as an alternate member of the Board in accordance with Section 2.1(b).

         "B.H. Acquisition" means B.H. Acquisition Limited, a Bermuda company.

         "Board" means the Board of Directors of the Company.

         "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York, London or Bermuda are authorized or obligated by law or executive order to close.

         "Capital Contributions" has the meaning set forth in the Purchase Agreement.

         "Class A Alternates" has the meaning set forth in Section 2.1(b).

         "Class A Directors" has the meaning set forth in Section 2.1(a).

         "Class A Shares" means the Class A Ordinary Shares, par value US$1.00 per share, of the Company.

         "Class B Alternates" has the meaning set forth in Section 2.1(b).

         "Class B Directors" has the meaning set forth in Section 2.1(a).

         "Class B Shares" means the Class B Ordinary Shares, par value US$1.00 per share, of the Company.

         "Class C Alternates" has the meaning set forth in Section 2.1(b).

         "Class C Directors" has the meaning set forth in Section 2.1(a).

         "Class C Shares" means the Class C Ordinary Shares, par value US$1.00 per share, of the Company.

         "Class E Shares" means the Class E Non-Voting Redeemable Ordinary Shares, par value US$1.00 per share, of the Company.

         "Closing" has the meaning set forth in the Purchase Agreement.

         "Closing Date" has the meaning set forth in the Purchase Agreement.

         "Code" means the United States Internal Revenue Code of 1986, as amended from time to time, or any federal statute from time to time in effect that has replaced such statute, and any reference in this Agreement to a provision of the Code or a rule or regulation promulgated thereunder means such provision, rule or regulation as amended from time to time or any provision of a federal law, or any federal rule or regulation, from time to time in effect that has replaced such provision, rule or regulation.

         "Commitment" has the meaning set forth in the Purchase Agreement.

         "Company" means CASTLEWOOD HOLDINGS LIMITED, a Bermuda company, or any successor thereto.

         "Confidential Information" has the meaning set forth in Section 5.1(c).

         "CPF" has the meaning set forth in the first paragraph of this Agreement.

         "CW Members" has the meaning set forth in the first paragraph of this Agreement.

         "CW Principals" means Silvester, O'Shea and Packer.

         "Deemed Capital Contributions" has the meaning set forth in the Purchase Agreement.

         "Designated Section 4.3 Seller" has the meaning set forth in Section 4.3(a).

         "Director" means any director of the Company who shall be elected to the Board in accordance with Article II hereof and the Amended and Restated Bye-Laws.

         "Disability" has the meaning set forth in the Purchase Agreement.

         "Elbow Trust" has the meaning set forth in the first paragraph of this Agreement.

         "Employment Agreement" means each of the employment agreements between
(i) the Company and Silvester, (ii) the Company and O'Shea, (iii) the Company and Packer, (iv) Castlewood (EU)Limited and Silvester and (v) Castlewood (EU) Limited and Packer, each dated as of [ ].

         "Enstar" has the meaning set forth in the first paragraph of this Agreement.

         "Enstar Change of Control" means the occurrence of any of the following transactions: (a) the voluntary or involuntary bankruptcy, receivership, liquidation, winding up or dissolution of Enstar, (b) (i) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act), other than a Person or group that owns, directly or indirectly, beneficially or of record, at least 5% of the outstanding shares of Enstar on the Closing Date, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding share capital of Enstar or (ii) the merger or consolidation of Enstar into or with any other Person, provided, in either case, that no Enstar Change of Control shall occur if a majority of the seats (other than vacant seats) on the board of directors of Enstar are occupied by Persons who were nominated by the board of directors of Enstar as such board of directors is constituted as at the time of Closing, appointed by directors so nominated or elected by the shareholders of Enstar prior to such merger or consolidation or
(c) the sale or disposition by J. Christopher Flowers ("Flowers") of shares representing more than 25% of the shares of Enstar held by him as at the time of Closing, provided that no Enstar Change of Control shall occur as a result of any such sale or disposition resulting from the death or Disability of Flowers.

         "ESC" has the meaning set forth in the first paragraph of this Agreement.

         "Exchange Act" means the United States Securities Exchange Act of 1934, as amended from time to time or any federal statute from time to time in effect that has replaced such statute, and any reference in this Agreement to a provision of the Exchange Act or a rule or regulation promulgated thereunder means such provision, rule or regulation as amended from time to time or any provision of a federal law, or any federal rule or regulation, from time to time in effect that has replaced such provision, rule or regulation.

         "Executive Officers" means Silvester, O'Shea, Packer and any such other person as shall be appointed by the Board pursuant to Section 2.6(n).

         "Fulham" has the meaning set forth in the first paragraph of this Agreement.

         "Hove Trust" has the meaning set forth in the first paragraph of this Agreement.

         "Initial Order Period" has the meaning set forth in Section 4.1(b).

         "Initial Section 4.1 Offer" has the meaning set forth in Section
4.1(b).

         "Initial Section 4.1 Offer Notice" has the meaning set forth in Section 4.1(a).

         "Management Member" means any Member which is a member of management of the Company or any of its Subsidiaries (other than a CW Member).

         "Marketable Securities" means any debt or equity securities that are
(i) regularly traded on any securities exchange registered with the SEC under the Exchange Act or any comparable securities exchange outside the United States, (ii) reported through the National Association of Securities Dealers, Inc. Automated Quotation System, or (iii) otherwise traded over-the-counter and for which quotations of market prices are readily available and which securities are, in each case, not subject to restrictions on Transfer as a result of applicable contract provisions or the provisions of the Securities Act.

         "Master SPV" has the meaning set forth in Section 5.6(a).

         "Member" means, initially, each of the CW Members, Enstar and Trident, and each Person (other than the Company) who shall be a party to or otherwise subject to this Agreement, pursuant to Section 6.3 or otherwise, so long as such Person shall legally own, directly or indirectly (including through any nominee), any Shares.

         "Nominee" has the meaning set forth in Section 2.4(a).

         "Number of Shares" has the meaning set forth in Section 4.3(a).

         "O'Shea" has the meaning set forth in the first paragraph of this Agreement.

         "Oversubscribing Member" has the meaning set forth in Section 4.1(b).

         "Packer" has the meaning set forth in the first paragraph of this Agreement.

         "Participating Tagging Member" has the meaning set forth in Section 4.3(a).

         "Permitted Transferee" means (1) with respect to Trident and Enstar, any (a) Subsidiary of such Member, at least 80% of the beneficial ownership of which is owned, directly or indirectly, by such Member, (b) Person which owns, directly or indirectly, at least 80% of the beneficial ownership of such Member (a "Parent Corporation"), (c) Subsidiary of a Parent Corporation of such Member, at least 80% of the beneficial ownership of which is owned, directly or indirectly, by such Parent Corporation and (d) in the case of Trident only, (i) upon the termination of Trident pursuant to its Limited Partnership Agreement, Trident's limited partners at such time; provided, however, that Trident shall have used its commercially reasonable efforts to sell its Shares pursuant to the terms of this Agreement prior to any such Transfer to such Persons and (ii) Marsh & McLennan Capital Professionals Fund, L.P. and Marsh & McLennan Employees' Securities Company, L.P. and (2) with respect to a CW Member or a Management Member, the related CW Principal or his spouse, lineal descendants (including legally adopted descendants) and/or spouse of any lineal descendants, or any trust or partnership for the sole benefit of such CW Principal, CW Principal's spouse and/or lineal descendants and/or spouse of any lineal descendants; provided that such Transfer is made solely by will, by operation of the laws of intestate succession or for estate planning purposes.

         "Person" means any individual, company, corporation, firm, partnership, trust or any other business, entity or person, whether or not recognized as constituting a separate legal entity.

         "Pro Rata Portion" means:

                                A x (B/C), where

         A = The number of Section 4.1 Subject Shares.

         B = The number of Shares owned by such Member immediately prior to the Initial Section 4.1 Offer.

         C = The total number of Shares owned by all Members (other than the Section 4.1 Seller) immediately prior to the Initial Section 4.1 Offer.

         "Purchase Agreement" has the meaning set forth in the first "Whereas" clause of this Agreement.

         "Remaining Shares" has the meaning set forth in Section 4.1(b).

         "Reporting Member" has the meaning set forth in Section 5.1(b).

         "Representatives" has the meaning set forth in Section 5.1(c).

         "Requested Shares" has the meaning set forth in Section 4.1(b).

         "Restricted Securities" means Shares that are "restricted securities" within the meaning of Rule 144.

         "Right Trust" has the meaning set forth in the first paragraph of this Agreement.

         "Rule 144" means Rule 144 promulgated under the Securities Act as amended from time to time.

         "SEC" means the United States Securities and Exchange Commission.

         "Second Order Period" has the meaning set forth in Section 4.1(c).

         "Second Section 4.1 Offer" has the meaning set forth in Section 4.1(c).

         "Second Section 4.1 Offer Notice" has the meaning set forth in Section 4.1(b).

         "Section 4.1 Rejection" has the meaning set forth in Section 4.1(c).

         "Section 4.1 Sale" has the meaning set forth in Section 4.1(a).

         "Section 4.1 Sale Price" has the meaning set forth in Section 4.1(a).

         "Section 4.1 Seller" has the meaning set forth in Section 4.1(a).

         "Section 4.1 Subject Shares" has the meaning set forth in Section
4.1(a).

         "Section 4.2 Closing Date" has the meaning set forth in Section 4.2(b).

         "Section 4.2 Notice" has the meaning set forth in Section 4.2(b).

         "Section 4.2 Sale" has the meaning set forth in Section 4.2(a).

         "Section 4.2 Sale Price" has the meaning set forth in Section 4.2(b).

         "Section 4.2 Seller" has the meaning set forth in Section 4.2(a).

         "Section 4.3 Notice" has the meaning set forth in Section 4.3(a).

         "Section 4.3 Order" has the meaning set forth in Section 4.3(a).

         "Section 4.3 Order Period" has the meaning set forth in Section 4.3(a).

         "Section 4.3 Sale" has the meaning set forth in Section 4.3(a).

         "Section 4.3 Sale Price" has the meaning set forth in Section 4.3(a).

         "Section 4.3 Seller" has the meaning set forth in Section 4.3(a).

         "Securities Act" means the United States Securities Act of 1933 as amended from time to time or any federal statute from time to time in effect that has replaced such statute, and any reference in this Agreement to a provision of the Securities Act or a rule or regulation promulgated thereunder means such provision, rule or regulation as amended from time to time or any provision of a federal law, or any federal rule or regulation, from time to time in effect that has replaced such provision, rule or regulation.

         "Separation Audit" has the meaning set forth in the Purchase Agreement;

         "Shares" means the Class A Shares, the Class B Shares, the Class C Shares and the Class E Shares including any fraction thereof.

         "Silvester" has the meaning set forth in the first paragraph of this Agreement.

         "Subject Shares" has the meaning set forth in Section 4.2(b).

         "Subsidiary", with respect to any Person, means a Person more than 50% (or, in the case of a wholly-owned Subsidiary, 100%) of the outstanding issued share capital of which are owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or any such Person and one or more other Subsidiaries of such Person.

         "Tagging Members" has the meaning set forth in Section 4.3(a).

         "Termination Date" has the meaning set forth in Section 4.1(e).

         "Third Party" means a prospective purchaser of Shares in an arm's-length transaction from the Company or a Transferring Member where such purchaser is not a Member or a Permitted Transferee of such Transferring Member.

         "Transfer" has the meaning set forth in Section 3.1(a).

         "Transferee" means any Person that acquires a Share through a Transfer.

         "Transferor" means any Person that transfers a Share through a Transfer.

         "Trident" has the meaning set forth in the first paragraph of this Agreement.

         "Trident Change of Control" means the occurrence of any of the following transactions: (a) the voluntary or involuntary bankruptcy, receivership, liquidation, winding up or dissolution of Trident, (b) the replacement or removal of MMC Capital, Inc. as manager of Trident, (c)(i) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act), other than a Person or group that owns, directly or indirectly, beneficially or of record, at least 5% of the outstanding shares of Marsh & McLennan Companies, Inc. ("MMC") on the Closing Date, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding share capital of MMC or (ii) the merger or consolidation of MMC into or with any other Person, provided that in either case, no Trident Change of Control shall occur if a majority of the seats (other than vacant seats) on the board of directors of MMC are occupied by Persons who were nominated by the board of directors of MMC as such board of directors is constituted as at the time of Closing, appointed by directors so nominated or elected by the shareholders of MMC prior to such merger or consolidation.

         "Trident Funds" has the meaning set forth in the first paragraph of this Agreement.

         "Trustee" has the meaning set forth in the first paragraph of this Agreement.

         "United States" means the United States of America or any state thereof or the District of Columbia.

         "U.S. GAAP" has the meaning set forth in Section 5.2(a)(i).

                                   ARTICLE II

                              CORPORATE GOVERNANCE

         2.1      The Board of Directors of the Company.

         (a) The Board shall consist of eight members, elected by holders of the Shares as set forth in this Article II and the Amended and Restated Bye-Laws of the Company. With respect to each annual election of the members of the Board, the holders of a majority of the issued and outstanding Class A Shares shall be entitled to nominate four members of the Board (the "Class A Directors"), the holders of a majority of the issued and outstanding Class B Shares shall be entitled to nominate two members of the Board (the "Class B Directors") and the holders of a majority of the issued and outstanding Class C Shares shall be entitled to nominate two Directors (the "Class C Directors"), one of whom shall be Silvester for so long as he is a holder of Class C Shares, and the other of whom shall be O'Shea or Packer on an annual rotation basis for so long as (A) Elbow Trust and Hove Trust, respectively, are holders of Class C Shares and (B) O'Shea and Packer, respectively, are employees of the Company; provided that the President and one Executive Vice President or the Chairman and one deputy Chairman of the Company shall serve as the Class C Directors. In the event that Silvester's employment by the Company is terminated, the board shall consist of twelve members and (i) the holders of a majority of the issued and outstanding Class A Shares shall be entitled to appoint two additional Class A Directors, (ii) the holders of a majority of the issued and outstanding

Class B Shares shall be entitled to appoint one additional Class B Director and
(iii), in addition to Silvester, both of O'Shea and Packer shall serve as Class C Directors for so long as (A) Elbow Trust and Hove Trust, respectively, are holders of Class C Shares and (B) O'Shea and Packer, respectively, are employees of the Company. In the event that Silvester dies, the board shall remain at eight directors and both of O'Shea and Packer shall serve as Class C Directors for so long as (A) Elbow Trust and Hove Trust, respectively, are holders of Class C Shares and (B) O'Shea and Packer, respectively, are employees of the Company. A Director may designate by written proxy any individual (including another Director) to substitute for such Director at any meeting or for the purpose of giving any written consent and such substitute shall be entitled to attend, and vote as a Director at, any such meeting of the Board or give any such written consent in accordance with the terms of such proxy.

         (b) Pursuant to Bye-law 15 of the Amended and Restated Bye-Laws of the Company, the number of Alternate Directors of the Company may be fixed by the Board from time to time. The Alternate Directors, if any, may be elected by holders of the Shares as set forth in this Article II and the Amended and Restated Bye-Laws of the Company, and if so elected shall serve as members of the Board on the terms and in the circumstances set forth in Bye-law 15 of the Amended and Restated Bye-Laws of the Company. With respect to any election of Alternate Directors, the holders of a majority of the issued and outstanding Class A Shares shall be entitled to nominate two Alternate Directors (the "Class A Alternates"), the holders of a majority of the issued and outstanding Class B Shares shall be entitled to nominate two Alternate Directors (the "Class B Alternates") and the holders of a majority of the issued and outstanding Class C Shares shall be entitled to nominate two Alternate Directors (the "Class C Alternates").

         (c) Pursuant to Bye-law 16 of the Amended and Restated Bye-Laws of the Company, each of O'Shea and Packer shall be entitled to act as Advisory Director during the periods when he is not a Class C Director for so long as (A) Elbow Trust and Hove Trust, respectively, are holders of Class C Shares and (B) O'Shea and Packer, respectively, are not engaged in Competitive Activities(as defined in their Employment Agreements with the Company) after their employment by the Company is terminated. Such Advisory Directors shall serve in the manner set forth in Bye-law 16 of the Amended and Restated Bye-Laws of the Company.

         (d) The initial members of the Board at the Closing Date shall be as agreed upon in writing by the parties.

         (e) The initial Alternate Directors of the Board, if any, and the initial Advisory Directors at the Closing Date, if any, shall be as agreed upon in writing by the parties.

         2.2 The Boards of Directors of the Subsidiaries. The composition of the board of directors of each of the Company's Subsidiaries shall be as determined by the Board, in compliance with Section 2.6 hereof; provided that the composition of the board of directors of the Master SPV and its Subsidiaries shall be governed by Section 5.5(a).

         2.3      Member Action; Removal of Directors.

         (a) Each Member agrees that it will vote its Shares or execute consents, as the case may be, and take all other necessary or desirable actions within such Member's control (which may include giving instructions to such Member's nominee or nominees to the Board), including, without limitation, causing the Company to call a special meeting of Members, attendance at such meetings in person or by proxy and execution of written consents in lieu of meetings) in order to ensure that the composition of the Board, the identity of the Alternate Directors and the board of directors of each Subsidiary of the Company are as provided for in this Article II.

         (b) Except pursuant to Section 2.7, each Member agrees that it will not vote any of its Shares in favor of the removal of any member of the Board who shall have been designated or nominated pursuant to Article II hereof unless the Member that nominated such member of the Board shall have consented to such removal in writing. Each Member that has nominated a member of the Board pursuant to Section 2.1 shall be entitled to cause the removal of such member of the Board at any time (with or without cause) by giving fourteen days written notice thereof to each of the other Members. Each Member agrees that if at any time, any Member that has nominated a member of the Board pursuant to Section
2.1 so requests the removal thereof, it will vote all of its Shares in favor of the removal of such member of the Board. If any Member that has nominated a member of the Board pursuant to Section 2.1 removes such member of the Board, then such Member shall be responsible for and shall indemnify and hold harmless the other Members and the Company and its Subsidiaries against all losses, damages, liabilities, costs and expenses incurred by any of them in respect of such removal.

         2.4 Vacancies. If, as a result of death, disability, retirement, resignation, removal (with or without cause) or otherwise there shall exist or occur any vacancy on the Board:

                  (a) Within 30 days of the occurrence of such vacancy, the Member who nominated such member of the Board whose death, disability, retirement, resignation or removal resulted in such vacancy, and only such Member, shall nominate another individual (the "Nominee") to fill such vacancy and serve as a director of the Company.

                  (b) Each Member agrees that it will vote its Shares, or execute a written consent, as the case may be, in order to elect the applicable Nominee to the Board.

         2.5 Action by the Board. The Board shall hold meetings no less frequently than once per fiscal quarter at such time and place as the Board shall designate. A quorum of the Board shall consist of one Class A Director, one Class B Director and one Class C Director, provided that in the event a quorum is not present at a duly called meeting of the Board, the meeting shall be adjourned to the same time and place on the next Business Day or such other time, place and date as the directors present at such meeting determine and all members of the Board shall be notified in writing of such adjournment. If a quorum is not present at such adjourned meeting in accordance with the first sentence of this Section 2.5, a majority of the directors then in office (provided that at least two directors of different classes are present at such meeting) shall constitute a quorum for such adjourned meeting. Subject to
Section 2.6, all actions of the Board shall require the affirmative vote of a majority of the votes cast (in person or by telephone) at a meeting of the Board, duly convened in accordance with the notice and other provisions of the Amended and Restated Bye-Laws of the Company and Bermuda law, at which a quorum is present, or the unanimous written consent of the Board in accordance with the Amended and Restated Bye-Laws of the Company and Bermuda law.

         2.6 Special Voting Requirements for Major Transactions. In addition to the affirmative vote of the Board as required pursuant to Section
2.5 and Bye-law 19 of the Amended and Restated Bye-Laws of the Company, the affirmative vote of (x) a majority of the Class A Directors then in office (but in no case fewer than one), (y) one of the Class B Directors then in office and
(z) one of the Class C Directors then in office shall be required in connection with any of the following (each, a "Major Transaction"): (a) the amendment, alteration or revocation of any provision of, or addition of any provision to, the Memorandum of Association of the Company or the Amended and Restated Bye-Laws; (b) the issuance of any equity securities of the Company, the creation of any other class of shares in the Company, or rights, options, warrants or agreements for the purchase or acquisition of any equity securities of the Company; (c) the reclassification of any of the Shares, whether by recapitalization or otherwise, into shares of any other class of equity securities of the Company; (d) the approval of the annual operating budget and business plan for the Company and its Subsidiaries or any material deviations from such budget or business plan; (e) any transaction between the Company or any Subsidiary of the Company, on the one hand, and any Member or any Affiliate of any Member, on the other hand, including, without limitation, any waiver, amendment or other modification of any existing arrangement between or among any such Persons; provided, however, that notwithstanding anything in Section 2.5 or
2.6 of this Agreement to the contrary, any waiver, amendment or other modification of the Enstar Investment Management Agreement (as defined in the Purchase Agreement) and any other action with respect to the Company's (or any of its Subsidiaries') enforcement of its rights under any arrangement described in the first clause of this Section 2.6(e) shall not require the affirmative vote of the director or directors, as the case may be, nominated by the Member who is (or whose Affiliate is) a party to such arrangement with the Company or such Subsidiary; provided, further, however, that the decision by the Company to purchase Shares from a Member pursuant to a Second Section 4.1 Offer shall not require the vote of any director nominated by the Section 4.1 Seller; and provided, further, however, that any arrangement described in the first clause of this Section 2.6(e) that is not on terms at least as favorable to the Company or its relevant Subsidiary as would have been obtainable in a comparable arm's length transaction shall require the unanimous affirmative vote of the Class C Directors (rather than the vote of only one such director); (f) the engagement of auditors and appointment of actuaries for the Company and its Subsidiaries; (g) the application of any of the Company's or its Subsidiaries' assets to the redemption, retirement, purchase or other acquisition, directly or indirectly, through Subsidiaries of the Company or otherwise, of any shares in the capital of the Company; provided, however, that any decision by the Company (or any of its Subsidiaries) to purchase Shares from a Member pursuant to a Second Section 4.1 Offer shall not require the vote of any director nominated by the Section 4.1 Seller; and provided, further that the redemption of Class E Shares by the Company in accordance with Bye-law 45 of the Company's Amended and Restated Bye-Laws shall not require any such additional affirmative vote, and provided, further, that any purchase of Class C Shares or Class E Shares as provided in Section 3 of the Purchase Agreement shall not require any such additional affirmative vote; (h) the approval of the liquidation, dissolution or winding up of the affairs of the Company; (i) the sale of all or substantially all of the Company's or any Subsidiary's property and assets or the approval of the acquisition of the Company or any Subsidiary by another entity by means of merger, consolidation, amalgamation, recapitalization or otherwise, except as otherwise provided in
Section 4.2 with respect to a Section 4.2 Sale; (j) the appointment of the members of the board of directors of any Subsidiary of the Company (other than the Master SPV and its Subsidiaries) or the formation or termination of any committee of the Board or any committee of the board of directors of any Subsidiary of the Company (other than the Master SPV and its Subsidiaries) and including any amendment, modification or restatement of the charter or similar constitutive document of any such committee; (k) the acquisition by the Company or any Subsidiary of the Company (in one or any series of related transactions) of any Person or the entering into by the Company or any Subsidiary of the Company of any joint venture with any other Person, except for transactions conducted through the Master SPV, which shall be governed by Section 5.5; (l) the incurrence by the Company or any Subsidiary of the Company of any indebtedness for borrowed money if, after giving effect to such incurrence, the aggregate indebtedness for borrowed money of the Company and all its Subsidiaries shall exceed US$500,000; (m) the appointment of any executive officers (or Person or Persons with similar authority or responsibility) of the Company or any of its Subsidiaries, or the renewal, amendment, modification, termination or waiver of any provision of an Employment Agreement or any term or provision of this Agreement or the Purchase Agreement, as they apply to present or former employees; provided that any such action described in this clause (m) shall require the affirmative vote of the majority of the Class A Directors, the affirmative vote of one of the Class B Directors and the affirmative vote of one Class C Director who is not the employee interested in the transaction (and is not similarly situated to such employee in a way that would be reasonably determined to give rise to a conflict of interest), and provided, further, that for the avoidance of doubt, nothing contained in this clause (m) shall give the Company the right to unilaterally renew, amend, modify, terminate or waive any term or provision of any agreement to which any employee who is a Class C Director is a party; (n) the adoption, renewal, amendment, modification or termination of any incentive plan for the Company's or any of its Subsidiaries' employees; (o) the sale of any shares in the capital of the Master SPV to any Person other than a wholly owned Subsidiary of the Company; (p) the giving of any Capital Notice pursuant to the Purchase Agreement; and (q) the taking or refraining from taking of any action by the Company or any Subsidiary of the Company (other than any action contemplated by clauses (a) through (p)) to the extent such action or lack thereof would have a material effect on the regulatory status of the Company or any of its Subsidiaries; provided that if such action or lack thereof is routine and is a matter contemplated by the Company's annual business plan, no such additional affirmative vote shall be required.

         2.7 Enstar Change of Control. From and after an Enstar Change of Control, the Class B Directors and the Class C Directors, by the affirmative vote of each (and, if applicable, a majority of the Members that nominated such directors pursuant to Section 2.1), shall have the right to cause the amendment of the Amended and Restated Bye-Laws of the Company and this Agreement to provide that:

                  (a) the Board shall be composed of six members, consisting of two Class A Directors, two Class B Directors and two Class C Directors (all of whose successors shall be nominated and elected in accordance with Section 2.1, except that the majority of the holders of outstanding Class A Shares shall be entitled to nominate only two members of the Board and two Alternate Directors), and there shall only be six Alternate Directors, consisting of two Class A Alternates, two Class B Alternates and two Class C Alternates and, in connection therewith, Enstar shall procure that a sufficient number of Class A Directors and Class A Alternates shall resign promptly so that only two Class A Directors and two Class A Alternates shall be in office; and

                  (b) the number of votes allocated to the Class A Shares, the Class B Shares and the Class C Shares in Bye-law 45 of the Company shall be identical.

         2.8      Memorandum of Association and Bye-Laws of the Company.

                  (a) The Memorandum of Association and Amended and Restated Bye-Laws of the Company, as to be in effect on the Closing Date, are attached hereto as Exhibits B and C, respectively.

                  (b) As requested by the Board, each Member shall vote its Shares, as appropriate, and shall take all other actions necessary or appropriate as reasonably requested by the Company, to ensure that the Company's Memorandum of Association and Amended and Restated Bye-Laws do not at any time conflict with any provision of this Agreement. In the event of any conflict between this Agreement and the Company's Memorandum of Association or Amended and Restated Bye-Laws, the provisions of this Agreement shall prevail.

         2.9 Member Action. As set forth in Bye-law 42 of the Amended and Restated Bye-Laws of the Company, the Members acting in their capacity as Members, shall not have the right to compel the Company to act, or to refrain from acting, unless and until the Board has resolved (in accordance with Section 2.6, if applicable), that the Company so act or refrain from acting.

         2.10 Committees of the Board. Subject to Section 2.6(j), the Board may from time to time designate one or more committees of the Board or the board of directors of any Subsidiary of the Company (other than the Master SPV, which shall be governed by Section 5.5 (a)) concerning such matters as may be identified by the Board; provided that any such committee shall be composed of one Class A Director, the Class B Director and the Class C Director. A committee shall not have the right to approve a Major Transaction on behalf of the Board without the prior approval of the Board in accordance with Section 2.6, except and to the extent the charter of such committee specifically so permits.

         2.11 Non-Discrimination. In the event that the employment by the Company or its Subsidiaries of Silvester, O'Shea or Packer, respectively, is terminated for whatever reason, while Silvester, Fulham or Right Trust (in the case of Silvester), Elbow Trust (in the case of O'Shea) or Hove Trust (in the case of Packer) is a holder of Class C Shares, the Company shall take no action that has a disproportionately adverse economic effect on such holder of Class C Shares compared to the effect on the other holders of Class C Shares; provided that nothing contained in this Section 2.11 shall derogate from Section 3 of the Purchase Agreement.

                                  ARTICLE III

                            RESTRICTIONS ON TRANSFER

         3.1      General.

         (a) Each Member understands and agrees that the Shares have not been registered under the Securities Act and are Restricted Securities. Each Member agrees that it will not, directly or indirectly, sell, assign, transfer (including, without limitation, in the case of a trustee of a trust, distribute to any beneficiaries thereof other than beneficiaries who are CW Principals or their Permitted Transferees, whether upon liquidation of trust assets or otherwise), grant a participation in, pledge or otherwise dispose of ("Transfer") any Shares (or solicit any offers to buy or otherwise acquire, or take a pledge of any Shares), except in compliance with the Securities Act and the Laws of any other applicable jurisdictions with respect to the transfer or registration of securities, the Amended and Restated Bye-Laws of the Company and the terms and conditions of this Agreement.

         (b) All Transfers of any Shares shall be subject, if required, to prior approval (or lack of objection) of all applicable regulatory and other legal authorities. Prior to any proposed Transfer, the Member proposing such Transfer shall provide the Company with written notice of the proposed Transfer and shall identify the proposed Transferee and include in such notice all information reasonably requested by the Company or required to be provided pursuant to the applicable regulatory or legal requirements in connection with such Transferee becoming a Member of the Company or such Transferor ceasing to be a Member of the Company. In connection with any Transfer, conversion or exchange of Shares or otherwise, each Member hereby agrees to comply, to the extent required, with all applicable requirements of all applicable regulatory and other legal authorities.

         (c) The Board may require any Member, or any Person proposing to acquire Shares of the Company, to certify or otherwise provide information in writing as to such matters as the Board may reasonably request. Such request shall be made by written notice and the certification or other information requested shall be provided to such place and within such period (not less than ten Business Days after such notice is given unless the Board and such Member or proposed acquirer otherwise agree) as the Board may designate in such request. If any Member or proposed acquirer does not respond to any such request by the Board, or if the Board has reason to believe that any certification or other information provided pursuant to any such request is inaccurate or incomplete, the Board may decline to register any Transfer or to effect any issuance or purchase of Shares to which such request relates.

         (d) Prior to the termination of this Agreement, no Member shall Transfer any Shares without the consent of each of the other Members, except as permitted or required by any of Section 3.3, 4.1, 4.2 or 4.3 of this Agreement. Any such Transfer shall comply with all the other terms and provisions of this Article III.

         (e) Any attempt to Transfer any Shares not in compliance with this Agreement shall be null and void and neither the Board nor any transfer agent shall give any effect in the Register of Members (as such term is defined in the Amended and Restated Bye-Laws) or in the applicable share records to such attempted Transfer.

         3.2      Legends.

         (a) In addition to any other legend that may be required, each certificate for Shares shall bear a legend in substantially the following form:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE THEREWITH."

         (b) In addition to any other legend that may be required, each certificate for Shares held by any Member shall bear a legend in substantially the following form:

         "THIS SECURITY IS SUBJECT TO RESTRICTIONS ON TRANSFER AS SET FORTH IN THE AGREEMENT AMONG MEMBERS DATED AS OF [ ], 2001 AND THE COMPANY'S AMENDED AND RESTATED BYE-LAWS, COPIES OF WHICH MAY BE OBTAINED UPON REQUEST FROM CASTLEWOOD HOLDINGS LIMITED OR ANY SUCCESSOR THERETO."

         (c) If any Shares held by any Member cease to be subject to any restrictions on Transfer set forth in this Agreement, the Company shall, upon the written request of the holder thereof, issue to such holder a new certificate evidencing such Shares without the legend required by Section 3.2(b) endorsed thereon.

         3.3 Permitted Transferees. Any Member may at any time Transfer any or all of its Shares to one or more of its Permitted Transferees without the consent of the Board or any other Member or group of Members and without compliance with Article IV (except for the limitations imposed by Section 4.2(a)); provided that (i) such Permitted Transferee shall have agreed in writing to be bound by the terms and conditions of this Agreement applicable to the Transferor from which it is receiving Shares pursuant to a deed of adherence reasonably satisfactory in substance and form to the Company; (ii) the Transfer to such Permitted Transferee is not in violation of any applicable regulatory or securities laws (and, if requested by the Company, such Member shall have provided to the Company such information as the Board may reasonably request to satisfy it to such effect) and (iii) if such Permitted Transferee should cease to be controlled by the Transferor, such Permitted Transferee shall no later than the day before cessation of such control transfer all Shares legally or beneficially owned by such Permitted Transferee or any affiliate thereof back to such Transferor; provided, however, that this clause (iii) shall not apply in the case of a Permitted Transferee described in clause (d) of the definition of "Permitted Transferee" contained in
Section 1.1.

                                   ARTICLE IV

                             RIGHTS OF FIRST OFFER;
              RIGHTS TO COMPEL PARTICIPATION IN CERTAIN TRANSFERS;
                   RIGHTS TO PARTICIPATE IN CERTAIN TRANSFERS

         4.1      Rights of First Offer.

         (a) If a Member desires to Transfer any Shares to any Third Party, such Member (the "Section 4.1 Seller") shall give written notice (an "Initial
Section 4.1 Offer Notice") to the non-transferring Members (with a copy to the Company) that the Section 4.1 Seller desires to effect such a Transfer (a "Section 4.1 Sale") and setting forth the number of Shares proposed to be transferred by the Section 4.1 Seller (the "Section 4.1 Subject Shares") and the cash price per share proposed to be paid for the Section 4.1 Subject Shares (the "Section 4.1 Sale Price"); provided that the Class C Members may not Transfer their Shares under this Section 4.1 prior to the fifth anniversary of the Closing Date, and from and after such fifth anniversary until the tenth anniversary of the Closing Date may Transfer either (i) under this Section 4.1 an aggregate of not more than one-third of the number of Class C Shares outstanding at the Closing Date or (ii) in a Section 4.2 Sale, all (but not less than all) of the issued and outstanding Class C Shares. For purposes of clarification but not limitation, the right set forth in clause (ii) of the preceding sentence shall apply for the period between the fifth anniversary of the Closing Date and the sixth anniversary of the Closing Date, at which point the right to commence a Section 4.2 sale is provided under Section 4.2(a)(2).

         (b) The receipt of an Initial Section 4.1 Offer Notice by each non-transferring Member shall constitute an offer (the "Initial Section 4.1 Offer") by the Section 4.1 Seller to sell to such Member for cash on the terms set forth in the Initial Section 4.1 Offer Notice the Section 4.1 Subject Shares at the Section 4.1 Sale Price. Each Member receiving an Initial Section 4.1 Offer shall have 30 days (the "Initial Order Period") in which to accept such offer to purchase some or all of the Section 4.1 Subject Shares by giving to the
Section 4.1 Seller prior to the expiration of such period a written irrevocable notice of acceptance identifying the number of Section 4.1 Subject Shares which such Member intends to purchase (the "Requested Shares"); provided that if the aggregate number of Requested Shares of all Members who have accepted the Initial Section 4.1 Offer exceeds the total number of Section 4.1 Subject Shares, then (i) each Member whose number of Requested Shares is equal to or less than such Member's Pro Rata Portion (as defined below), shall be entitled to purchase all of its Requested Shares and

(ii) each Member whose number of Requested Shares exceeds such Member's Pro Rata Portion (each such Member being referred to as an "Oversubscribing Member"), shall be entitled to purchase the portion of its Requested Shares equal to the sum of (x) such Member's Pro Rata Portion plus (y) the aggregate number of all
Section 4.1 Subject Shares not accepted by the Members referred to in clause (i) of this Section 4.1(b) multiplied by a fraction, the numerator of which is such Member's Pro Rata Portion and the denominator of which is the aggregate Pro Rata Portions of all Oversubscribing Members, it being understood that if not all
Section 4.1 Subject Shares have been subscribed for following the application of this proviso, each Oversubscribing Member shall have an additional opportunity to subscribe for any remaining Section 4.1 Subject Shares prior to the Second
Section 4.1 Offer Notice (defined below); and provided, further, that if the total number of Section 4.1 Subject Shares exceeds the aggregate number of Requested Shares of all Members who have accepted the Initial Section 4.1 Offer, then the Section 4.1 Seller shall, within five Business Days after the expiration of the Initial Order Period, provide written notice (a "Second
Section 4.1 Offer Notice") to the Company that the Section 4.1 Seller desires to effect a Section 4.1 Sale and setting forth the total number of Section 4.1 Subject Shares and the number of remaining Section 4.1 Subject Shares not accepted pursuant to the Initial Section 4.1 Offer (such remaining number of Shares being referred to as the "Remaining Shares") at a price in cash equal to the Section 4.1 Sale Price.

         (c) The receipt of a Second Section 4.1 Offer Notice by the Company shall constitute an offer (the "Second Section 4.1 Offer") by the
Section 4.1 Seller to sell to the Company for cash on the terms set forth in the Second Section 4.1 Offer Notice the Remaining Shares at the Section 4.1 Sale Price. The Company shall have ten days (the "Second Order Period") to irrevocably accept such offer as to all, but not less than all, of the Remaining Shares by giving a written notice of acceptance to the Section 4.1 Seller prior to the expiration of such ten-day period. If the Company does not elect to purchase all of the Remaining Shares, the Section 4.1 Seller shall not be required to give effect to the sale of any Shares accepted pursuant to the Initial Section 4.1 Offer or the Second Section 4.1 Offer, and the right of first offer pursuant to this Section 4.1 shall be deemed to have been rejected by all Members and the Company (a "Section 4.1 Rejection") for all purposes of this Agreement.

         (d) The Members and/or the Company, as the case may be, exercising its or their rights of first offer as to all of the Section 4.1 Subject Shares shall purchase and pay for all such Shares within ten Business Days following the date on which all such Shares have been accepted; provided that (i) subject to Section 4.1(e), if the purchase and sale of such Shares is subject to any prior regulatory approval, the time period during which such purchase and sale may be completed shall be extended until the expiration of five Business Days after all such approvals shall have been received, (ii) if any Member or the Company fails to complete the purchase of the applicable number of Section 4.1 Subject Shares, the other Members (other than the Section 4.1 Seller) shall have the pro rata right, within five Business Days of such failure, to purchase the Section 4.1 Subject Shares not so purchased and (iii) if the Section 4.1 Seller has complied with the foregoing clause (ii) and all other provisions of this Section 4.1, but at the closing of the purchase and sale of the Section 4.1 Subject Shares less than all of the Section 4.1 Subject Shares would be so purchased and sold for any reason (except as a result of the application of Section 4.3 to such sale as provided in Section 4.1(f)), then there shall be deemed to have been a Section
4.1 Rejection for all purposes of this Agreement.

         (e)      Upon the earlier to occur of (i) a Section 4.1 Rejection or
(ii) the failure by the Members and/or the Company to complete the purchase of the Subject Shares within the time period described in Section 4.1(d) or, if applicable, the failure to obtain any required consent or regulatory approval for the purchase of all of the Section 4.1 Subject Shares within 90 days of full acceptance of all such Shares (the "Termination Date"), the Section 4.1 Seller shall, subject to Section 4.3, have a 90-day period during which to effect a Transfer of all of the Section 4.1 Subject Shares at a price in cash or Marketable Securities (valued at the closing date of such sale) not less than the Section 4.1 Sale Price and otherwise on substantially the same terms and conditions as were set forth in the Initial Section 4.1 Offer Notice; provided that if the Transfer is subject to regulatory approval, the 90-day period in which it may be completed shall be extended until the expiration of the earlier of (x) five Business Days after all such approvals shall have been received or
(y) 45 days after the expiration of the 90-day period.

         (f) Notwithstanding anything in this Agreement to the contrary, in the event that a Member or Members (as the case may be) and/or the Company has agreed to purchase all the Section 4.1 Subject Shares, the other Members (other than the Section 4.1 Seller) shall be entitled to exercise their respective rights under Section 4.3 with respect to the Section 4.1 Sale.

         4.2      Rights to Compel Participation in Certain Transfers.

         (a) The following actions (each, a "Section 4.2 Sale") shall require the Members (the "Other Members") to participate in the Section 4.2 Sale with the Section 4.2 Sellers (as defined below) with respect to all Shares then owned by such Other Members in accordance with the terms set forth in this
Section 4.2:

                  (1) until the sixth anniversary of the Closing Date, Members owning a majority of the outstanding Shares of any two of the following classes: the Class A Shares, the Class B Shares or the Class C Shares; and

                  (2) on or after the sixth anniversary of the Closing Date, Members owning a majority of the outstanding Shares of any one of the following classes: the Class A Shares, the Class B Shares or the Class C Shares.

(in each case, the "Section 4.2 Sellers") have offered all their Shares pursuant to Section 4.1, there has been a Section 4.1 Rejection and the Section 4.2 Sellers propose to Transfer all of such Shares in a bona fide sale, whether in one transaction or in a series of related transactions, for consideration in cash or Marketable Securities, at a price equal to or greater than the Section
4.1 Sale Price; provided that, if such Section 4.2 Sale is to an Affiliate or Affiliates of the Section 4.2 Sellers, such Section 4.2 Sale shall not result in the Other Members being in any way economically disadvantaged vis-a-vis the
Section 4.2 Sellers (including (i) in the case of any CW Member, any excess compensation or equity ownership received in connection with such Transfer and
(ii) any economic benefits received by such Affiliate or Affiliates to which the Shares are transferred in such Section 4.2 Sale).

         (b) The Section 4.2 Sellers shall provide written notice of such proposed Section 4.2 Sale to the Other Members (a "Section 4.2 Notice") not less than 20 days nor more than 60 days prior to the proposed completion of the
Section 4.2 Sale, which notice shall identify the Transferee, the per share consideration (Marketable Securities to be valued as at the Section 4.2 Closing
Date) for which a Transfer of Shares is proposed to be made (the "Section 4.2 Sale Price"), the scheduled date of the proposed completion of the Section 4.2 Sale (the "Section 4.2 Closing Date") and all other material terms and conditions of the Section 4.2 Sale and shall include a certification by the
Section 4.2 Sellers that such Members have complied in full with Section 4.1 hereof. Each Other Member shall be required to participate in the Section 4.2 Sale on the terms and conditions set forth in the Section 4.2 Notice (or, subject to Section 4.1, if the terms of the transaction between such Transferee and the Section 4.2 Sellers have changed, on such changed terms) and to tender a number of Shares (the "Subject Shares") equal to the number of Shares then owned by such Other Member. Within ten Business Days following receipt of the Section
4.2 Notice, each Other Member shall deliver to a representative of the Section
4.2 Sellers designated in the Section 4.2 Notice certificates representing all Subject Shares held by such Other Member, duly endorsed, together with all other documents required to be executed in connection with such Section 4.2 Sale (it being understood that in no event will any Other Member be obligated to provide any indemnities that could subject such Other Member to make payments pursuant thereto in amounts greater than the consideration paid to such Other Member in connection with such Section 4.2 Sale). In the event that any Other Member should fail to deliver such certificates to the representative of the Section
4.2 Sellers, the Company shall cause the books and records of the Company to show that such Subject Shares are bound by the provisions of paragraphs (a) and
(b) of this Section 4.2 and that such Subject Shares shall be transferred to the Transferee in the Section 4.2 Sale or such Transferee's Affiliates immediately upon surrender for Transfer by the Other Member thereof.

         (c)      If, 90 days after the scheduled Section 4.2 Closing Date, the
Section 4.2 Sellers have not completed the Transfer of all the Shares subject to the Section 4.2 Sale, the Section 4.2 Sellers shall return to each of the Other Members all certificates representing Subject Shares that such Other Members delivered for Transfer pursuant hereto, and all the restrictions on Transfer contained in this Agreement with respect to Shares owned by all Members shall again be in effect; provided that if the Transfer is subject to regulatory approval, the 90-day period in which it may be completed shall be extended until the expiration of the earlier of (i) five Business Days after all such approvals have been received or (ii) 45 days after the 90-day period.

         (d) Concurrently with the completion of the Transfer of Shares of the Section 4.2 Sellers and the Other Members pursuant to this Section 4.2, the
Section 4.2 Sellers shall give notice thereof to the Other Members, shall remit to each of the Other Members who have surrendered their certificates the Section
4.2 Sale Price for each of the Shares of such Other Members transferred pursuant thereto and shall, promptly after completion of such sale, furnish such other evidence of the completion and time of completion of such Transfer and the terms thereof as may be reasonably requested by such Other Members.

         (e) Each Member shall cause (and shall cause any Director nominated by it) to cooperate in all respects with respect to effectuating a
Section 4.2 Sale.

         4.3      Rights to Participate in Certain Transfers.

         (a) If any Member (a "Section 4.3 Seller") has complied with the provisions of Section 4.1, and such Member (alone or together with another Member that is a Section 4.3 Seller) proposes to Transfer, in one bona fide transaction or a series of related bona fide transactions, any Shares to a Third Party (including, without limitation, the Company or a Member as provided in Section 4.1(f)) (a "Section 4.3 Sale"), the Section 4.3 Seller (or if there are two such Section 4.3 Sellers, only one such Member (the "Designated Section 4.3 Seller")) shall provide written notice of such proposed Section 4.3 Sale (a "Section 4.3 Notice") to each other Member (other than to any Member who is purchasing such Shares pursuant to Section 4.1) (a "Tagging Member"). The
Section 4.3 Notice shall identify the number of Shares subject to the Section
4.3 Sale (the "Number of Shares"), the per share consideration for which a Transfer is proposed to be made (which shall be equal to or greater than the applicable Section 4.1 Sale Price) (the "Section 4.3 Sale Price"), the scheduled closing date of such sale and all other material terms and conditions of the proposed Section 4.3 Sale and shall include a certification by each Section 4.3 Seller that such Member has complied with Section 4.1 hereof. Each Tagging Member shall, as to Shares held by it, have the right and option, exercisable as set forth below, upon written notice given to the Designated Section 4.3 Seller (the "Section 4.3 Order") within 15 days after receipt of the Section 4.3 Notice (the "Section 4.3 Order Period") to request the Section 4.3 Seller or Sellers to include in the proposed Transfer at the Section 4.3 Sale Price the number of Shares held by such Tagging Members specified in the Section 4.3 Order; provided that (i) the Section 4.3 Seller (or Sellers) shall be required only to include in the proposed Transfer a number of Shares held by any such Tagging Member equal to not more than the number of Shares proposed to be sold by the Section 4.3 Seller (or Sellers) multiplied by a fraction, the numerator of which is the number of Shares owned by such Tagging Member immediately prior to the Section 4.3 Sale, and the denominator of which is the total number of Class A Shares, Class B Shares and Class C Shares owned by all Members intending to participate in the Section 4.3 Sale, including the
Section 4.3 Seller immediately prior to the Section 4.3 Sale and (ii) the number of Shares of the Section 4.3 Seller (or Sellers) to be sold under the proposed Transfer shall be reduced by the number of Shares of the Tagging Members or Members, as the case may be, required to be so included in the proposed Section
4.3 Sale. If any Tagging Member (a "Participating Tagging Member") exercises its
Section 4.3 right hereunder, it shall deliver to the Designated Section 4.3 Seller with the Section 4.3 Order the certificate or certificates representing the Shares to be included in the Section 4.3 Sale, together with a limited power-of-attorney authorizing the Designated Section 4.3 Seller to Transfer such Shares at the Section 4.3 Sale Price and on the terms set forth in the Section
4.3 Notice. Delivery of such certificate or certificates representing the Shares to be transferred and the limited power-of-attorney authorizing the Designated
Section 4.3 Seller to Transfer such Shares shall constitute an irrevocable acceptance of the Section 4.3 Sale by such Participating Tagging Member.

         (b)      If, at the end of a 90-day period after expiration of the
Section 4.3 Order Period, the Section 4.3 Seller (or the Section 4.3 Sellers, as the case may be) has not completed the Transfer of all such Shares, the Designated Section 4.3 Seller shall return to each Participating Tagging Member the limited power-of-attorney (and all copies thereof) together with all certificates representing the Shares which such Participating Tagging Member delivered for Transfer pursuant to this Section 4.3, and all the restrictions on Transfer or other rights contained in this Agreement with respect to such Shares shall again be in effect; provided that if the Transfer is subject to regulatory approval, the 90-day period in which it may be completed shall be extended until the expiration of the earlier of (i) five Business Days after all such approvals have been received or (ii) 45 days after the 90-day period.

         (c) Concurrently with the completion of the Section 4.3 Sale, the Designated Section 4.3 Seller shall notify each Participating Tagging Member of the sale, shall remit to such Participating Tagging Member the total consideration for its Shares transferred pursuant thereto, and shall, promptly after the completion of such Section 4.3 Sale, furnish such other evidence of the completion and time of completion of such Transfer and the terms thereof as may be reasonably requested by such Participating Tagging Member.

         (d) If at the termination of the Section 4.3 Order Period any Tagging Member shall not have elected to participate in the Section 4.3 Sale or have failed to deliver the requisite certificate or certificates and power of attorney in accordance with Section 4.3(a), such Tagging Member will be deemed to have waived its rights under this Section

4.3 with respect to the Transfer of its Shares pursuant to such Section 4.3 Sale. The Section 4.3 Seller or Section 4.3 Sellers, as the case may be, shall have 90 days following such termination of the Section 4.3 Order Period in which to Transfer the relevant Shares at a consideration not higher than that contained in the Section 4.3 Notice and on substantially the same terms and conditions as were set forth in the Section 4.3 Notice; provided that if the Transfer is subject to regulatory approval, the 90-day period in which it may be completed shall be extended until the expiration of the earlier of (i) five Business Days after all such approvals have been received or (ii) 45 days after the 90-day period.

         (e) Notwithstanding anything contained in this Section 4.3 and subject to compliance by the Section 4.3 Seller or Section 4.3 Sellers, as the case may be, with the provisions of this Section 4.3, there shall be no liability on the part of any Section 4.3 Seller to any Participating Tagging Member if the Transfer of Shares pursuant to this Section 4.3 is not completed for whatever reason. Any decision as to whether to complete a Section 4.3 Sale shall be at each Section 4.3 Seller's sole and absolute discretion.

         4.4      Good Faith. Notwithstanding anything contained in this
Article IV, no Person shall be entitled to enforce any of the time limits contained in this Article IV with respect to the failure to obtain regulatory consents or approvals if such Person has not acted in good faith and diligently pursued such consents or approvals.

         4.5 Agreement to Be Bound. Notwithstanding anything contained in this Article IV, any Transfer of Shares to a Third Party pursuant to Sections
4.1 or 4.3 (or any issuance of Shares by the Company to a Person that is not a party to this Agreement) shall be permitted under the terms of this Agreement only if such Person shall agree in writing to be bound by the terms and conditions of this Agreement as if such Person were a Member pursuant to an instrument of assumption reasonably satisfactory in substance and form to the Company. In the event of any such permitted Transfer or issuance, the defined term "Members" shall from and after such Transfer include such Person purchasing or receiving Shares.

                                   ARTICLE V

                                CERTAIN COVENANTS

         5.1      Confidentiality.

         (a) Each Member hereby agrees that Confidential Information (as defined below) furnished and to be furnished to it was and will be made available in connection with such Member's investment in the Company. Each Member agrees that it will not use the Confidential Information in any way to the competitive disadvantage of the

Company. Each Member further acknowledges and agrees that it will not disclose any Confidential Information to any Person; provided that Confidential Information may be disclosed (i) to such Member's Representatives (as defined below) in the normal course of the performance of their duties, so far as may be required on a need to know basis and such Representatives shall be bound by the terms of this Agreement in respect of such Confidential Information and such Member shall procure such Representative's compliance with the terms of this Agreement, (ii) to the extent required by applicable law, rule or regulation (including the Exchange Act, the Securities Act, any similar statute in a country other than the United States or any insurance or insurance brokerage laws or regulations) or any obligations pursuant to any listing agreement with any securities exchange on which such Members' securities are listed, (iii) complying with any oral or written questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process with which a Member is compelled to comply, (iv) to any Person to whom such Member is contemplating a Transfer of its Shares (provided that such Transfer would not be in violation of the provisions of this Agreement and as long as the potential Transferee is advised of the confidential nature of such information and agrees to be bound by the provisions hereof and a confidentiality agreement in form and substance reasonably satisfactory to the Company), or (v) if the prior written consent of the Board shall have been obtained. Nothing contained herein shall prevent the use of Confidential Information in connection with the assertion or defense of any claim by or against the Company or any Member.

         (b) Notwithstanding Section 5.1(a) above but subject to Section 5.1(c), in the event that any Member that is subject to the reporting requirements of the Exchange Act or any similar statute, or that is in the process of registering such Member's securities under the Securities Act or any similar statute (any such Member, a "Reporting Member"), properly determines in consultation with its counsel that it is necessary or appropriate for it to disclose Confidential Information in connection with its disclosure obligations under the Securities Act, the Exchange Act (or any similar statutes) or any listing agreement with any securities exchange on which such Member's securities are listed, such Reporting Member may disclose such Confidential Information as it deems necessary or appropriate (which may include the filing of this Agreement as an exhibit to any public filings of such Reporting Member).

         (c) Enstar agrees to involve Trident and the CW Principals in the preparation of its SEC filings and other relevant public communications for so long as, in the case of each of the CW Principals, they remain directors of the Company and use its best efforts to (i) deliver to Trident and, for so long as they remain directors of the Company, the CW Principals as soon as reasonably practicable any proposed disclosure relating to the Company or any of its Subsidiaries (including the Master SPV and its Subsidiaries) and (ii) provide Trident and, for so long as they remain directors of the Company, the CW Principals a reasonable opportunity to review and discuss such disclosures with Enstar. Enstar will reasonably consider any requested modifications to such disclosures. Any such review, discussion or requested modifications on such proposed disclosures or the decision not to review, discuss or request modifications with respect to such disclosures shall not give rise to any direct or indirect liability or obligation on the part of Trident or the CW Principals, and Trident and the CW Principals shall have no obligation to verify, or have any liability in respect of, the accuracy or completeness of such disclosures.

         (d) "Confidential Information" means any trade secrets, customer lists, market data, marketing plans, sales plans, management organization information (including data and other information relating to members of the Board and management), operating policies or manuals, business plans or financial records, or other financial, commercial, business, technical or actuarial information relating to the Company or any of its Subsidiaries or Affiliates or information designated as confidential or proprietary that the Company or any of its Subsidiaries or Affiliates may receive belonging to clients or others who do business with the Company or its Subsidiaries or Affiliates, in the possession of or to be furnished to any Member in its capacity as a member of the Company or by virtue of its present or former right to designate a director of the Company; provided that the term "Confidential Information" does not include information which (i) becomes generally available to the public other than as a result of a disclosure by a Member or its partners, directors, officers, employees, agents, counsel, auditors, investment advisers or representatives (all such persons being collectively referred to as "Representatives") in violation of this Agreement or the Purchase Agreement,
(ii) is or was available to such Member on a nonconfidential basis prior to its disclosure to such Member or its Representatives by the Company or (iii) was or becomes available to such Member on a nonconfidential basis from a source other than the Company; provided that such source is or was (at the time of receipt of the relevant information) not, to the best of such Member's knowledge, bound by a confidentiality agreement with (or other confidentiality obligation to) the Company or another Person.

         5.2      Information and Discussion of Affairs.

         (a)      The Company shall deliver to each Member:

                  (i) as soon as available and in any event within 30 days after the end of each month ending after the Closing Date other than a month which is the last day of a fiscal quarter of the Company,
         (x) financial information with respect to revenues and expenses for such month and for the period from the beginning of the then current fiscal year of the Company to the end of such month, and except for the first fiscal year after the Closing Date, setting forth in comparative form the figures for the corresponding month and the corresponding portion of the previous fiscal year, each presented in accordance with United States Generally Accepted Accounting Principles ("U.S. GAAP") and (y) a brief informal narrative description of material business and financial trends and developments and significant transactions that have occurred in such month;

                  (ii) as soon as available and in any event within 30 days after the end of each of the first three quarterly accounting periods in each fiscal year of the Company, unaudited consolidated balance sheets of the Company and its Subsidiaries as at the end of such period and the related consolidated statements of operations, members' equity and cash flows for the fiscal quarter then ended and (in the case of the second and third quarterly periods) from the beginning of the current fiscal year to the end of such quarterly period, setting forth in comparable form the figures for the corresponding periods of the previous fiscal year and prepared in accordance with U.S. GAAP;

                  (iii) as soon as available and in any event within 60 days after the end of each fiscal year of the Company, consolidated balance sheets of the Company and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of operations, members' equity and cash flows for such fiscal year, setting forth in comparable form the figures for the previous fiscal year and prepared in accordance with U.S. GAAP, all in reasonable detail and accompanied by the report and opinion thereon of an independent public accountant of recognized international standing selected by the Company;

                  (iv) upon the request of any Member, any information desired by such Member in connection with such Member's preparation of its tax return; and

                  (v) upon request by such Member, copies of all periodic financial statements of the Company and the Company's operating insurance Subsidiaries filed with insurance regulatory authorities.

         (b) The Company shall deliver to each member of the Board and, upon request, each Member:

                  (i) as soon as available, the annual management letter received by the Company in connection with the audit of the Company's financial statements from the Company's auditors, together with all responses thereto;

                  (ii) as soon as available, any notification of a material default under any material agreement to which the Company or any of its Subsidiaries is a party or is otherwise bound;

                  (iii) as soon as available, any notification of material litigation involving the Company or any of its Subsidiaries or a material adverse change to the business of the Company or any of its Subsidiaries;

                  (iv) as soon as available, all material correspondence between the Company or any of its Subsidiaries and insurance regulatory authorities; and

                  (v) as soon as available, annual reports of qualified actuaries appointed by the Board with respect to the loss reserves of the Company and the Company's insurance operating Subsidiaries.

         (c) Upon reasonable advance notice to the Chief Executive Officer of the Company, the Company will permit any Member owning at least 1,000 Shares (as constituted on the date of this Agreement, subject to appropriate adjustments for share splits, share dividends, share subdivisions or other capital reorganization or reclassification of Shares) or such Member's authorized representative designated by such Member, during normal business hours and at such Member's expense, to visit the Company for purposes of discussing the affairs, finances and prospects of the Company with its directors, officers and senior employees.

         5.3      [Intentionally Left Blank.]

         5.4 Payments to Class C Members. Until such time as all Class E Shares have been redeemed, any payments to be made to the Class C Members (except payments made to Silvester in respect of his employment by the Company) by the Company shall be made by redemption at par of such number of Class E Shares, the par value of which shall equal the payment to be made to such Class C Members.

         5.5 Master SPV. On or prior to the Closing Date, the Company shall form a Bermuda company (the "Master SPV"), of which the Company shall own all of the issued and outstanding shares, and the function of which shall be to hold all of the Company's interests in property and casualty insurance and reinsurance businesses (each, a "Targeted Business"). The board of directors of the Master SPV (the "Master SPV Board") shall at all times be comprised of two of the Class A Directors, two of the Class B Directors and two of the Class C Directors. The composition of any committee of the Master SPV Board, the board of directors of any Subsidiary of the Master SPV or any committee of the board of directors of any Subsidiary of the Master SPV shall be as determined by the Master SPV Board. All actions of the Master SPV Board shall require the affirmative vote of (x) one of the Class A Directors, (y) one of the Class B Directors and (z) one of the Class C Directors, on the Master SPV Board.

         5.6      Exclusivity.

         (a) In the event that any Member "sources" an opportunity to acquire a property and casualty reinsurance company (but, for purposes of clarification, not including Lloyd's syndicates) in run-off (whether by stock purchase, complete loss portfolio transfer or otherwise), the Company shall have the right, but not the obligation, to provide all the capital and run-off services in connection with the acquisition of such reinsurance company to the extent there is an opportunity to provide such capital or run-off services based on the outcome of necessary commercial negotiations. If the Company declines to so participate, such Member may proceed with such acquisition on its own (or, in its discretion, with other investors, including, without limitation, other Members) on terms no more favorable than those offered to the Company, provided, however, that in the event such opportunity is an entity principally engaged in the acquisition of property and casualty reinsurance companies in run-off and the Company elects not to participate in such opportunity, such Member will not proceed with such opportunity. In addition, for purposes of clarification and not by way of limitation, the restriction contained in this
Section 5.6 shall not be applicable to Trident and Enstar in the event that the reinsurance company or promoter of such transaction is unwilling to proceed with a transaction involving the Company and instead specifically values the participation of a specific Member, in which case Trident or Enstar, as the case may be, shall be permitted to make an investment in such reinsurance company or transaction; provided, that, if, following any such investment, a direct conflict of interest between the Company and the applicable reinsurance company results, Trident or Enstar, as the case may be, shall recuse itself from any board decision of the Company to resolve such conflict of interest, and; provided further that, in the event such opportunity is an entity principally engaged in the acquisition of property and casualty reinsurance companies in run-off and the Company elects not to participate in such opportunity, the foregoing exception to this Section 5.6 shall not apply. Trident's and Enstar's obligations under this Section 5.6 shall terminate upon the earlier of (x) the time they cease to have any outstanding Commitment to the Company under the Purchase Agreement, including, without limitation, because of such Person's payment of the Commitment Termination Amount under the Purchase Agreement and
(y) if, for any reason, the full-time services (in the manner contemplated by such Person's Employment Agreement) of (1) Silvester are no longer available to the Company and its Subsidiaries or (2) Packer and O'Shea are no longer available to the Company and its Subsidiaries. Nothing contained in this Section 5.6(a) shall limit the restrictive covenants contained in Section 8 of the Purchase Agreement or Section 6 of any of the Employment Agreements.

         (b) In the event that pursuant to clause (a), the CW Members and either Enstar or Trident determine to provide capital for a Targeted Business, Enstar or Trident, as the case may be, will consider making a loan to either or both of Elbow Trust (or O'Shea) and Hove Trust (or Packer) of funds necessary to participate in such provision of capital on reasonable commercial terms to be negotiated by the parties to such loan.

         5.7 Certain Considerations. The Members shall work in good faith to avoid adverse consequences affecting any potential transaction as a result of tax liabilities, sensitive disclosures, conflicts of interest or similar issues arising as a result of the involvement of Trident, Enstar or the CW Members in any investment made by the Master SPV in a Targeted Business or pursuant to
Section 5.6(b). In the event such adverse consequences cannot be avoided or substantially mitigated, the relevant party shall consider withdrawing from participation in such investment.

         5.8 Expenses. The Company shall reimburse reasonable meeting expenses relating to two of the Class A Directors, two of the Class B Directors and two of the Class C Directors, in addition to any other expenses reasonably incurred by any director of the Company on behalf of the Company.

         5.9 Tax Reporting. Each Member (but, in the case of Trident, not including its limited partners) agrees that it will not knowingly, after reasonable inquiry of its qualified tax advisors, take a position inconsistent with the Company's status as not a "passive foreign investment company" within the meaning of section 1297 of the Code, unless there is no reasonable basis for avoiding such inconsistent position.

         5.10 Incentive Plan. The Members acknowledge that it is the Company's current intention, acting through the Board (and subject to the Board's discretion), as soon as reasonably practicable following the Closing Date, to establish, and grant interests in, an equity-based incentive plan (which may take the form of a phantom share plan, a share option plan, or such other form as the Board determines, the "Plan") for employees of the Company and its Subsidiaries reflecting up to a 7.5% economic interest, on a fully diluted basis after giving effect to the establishment of such Plan, in the Company's total issued and outstanding common shares, plus an additional amount reflecting a percentage of the economic interest in the Class C Shares owned by the Castlewood Principals on the Closing Date. Awards made under the Plan shall vest over a 5 year period on a straight line basis. Recipients of awards under the Plan shall be entitled to receive a pro rata share of all distributions made to the other common shareholders of the Company other than distributions made in respect of Capital Contributions or Deemed Capital Contributions. Awards under the Plan will not entitle the recipients thereof to vote as shareholders of the Company.

                                   ARTICLE VI

                                  MISCELLANEOUS

         6.1 Entire Agreement. This Agreement, the Purchase Agreement and the Amended and Restated Bye-Laws constitute the entire agreement between the parties with respect to the subject matter of this Agreement, the Amended and Restated Bye-Laws and the Purchase Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter thereof.

         6.2 Effectiveness; Binding Effect; Benefit. This Agreement shall become effective with respect to the Company and each Member upon execution of a counterpart hereof by such party. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         6.3 Assignability. This Agreement shall not be assignable or otherwise transferable by any party hereto, except that any Person acquiring Shares who is required by the terms of this Agreement to become a party hereto or who is otherwise required to become party to this Agreement shall execute and deliver to the Company an agreement to be bound by this Agreement and shall thenceforth be a Member hereunder, and any Member who ceases to legally own any Shares shall cease to be bound by the terms hereof (other than Section 5.1).

         6.4 Amendment; Waiver. No provision of this Agreement may be waived except by an instrument in writing executed by the party against whom the waiver is to be effective. Except pursuant to Section 2.7, no provision of this Agreement may be amended or otherwise modified at any time except by an instrument in writing executed by the Company with the approval of the Board and Members holding Shares representing a majority of each of the issued and outstanding Class A Shares, Class B Shares and Class C Shares, and if so approved, then such amendment or modification shall be binding on all the parties.

         6.5 Notices. All notices and other communications given or made pursuant hereto or pursuant to any other agreement among the parties, unless otherwise specified, shall be in writing and shall be deemed to have been duly given or made if sent by fax or e-mail (with confirmation in writing), delivered personally or sent by registered or certified mail (postage pre-paid, return receipt requested) to the parties at the fax number or address set forth below or at such other addresses as shall be furnished by the parties by like notice, and such notice or communication shall be deemed to have been given or made upon receipt:

         If to the Company, to:

                  CASTLEWOOD HOLDINGS LIMITED
                  c/o Conyers Dill & Pearman
                  Clarendon House
                  Church Street
                  Hamilton HM CH, Bermuda
                  Attention:  Graham Collis, Esq.
                  Telecopier:  (441) 292-4720
                  E-mail:  gcollis@cdp.bm

         If to Trident or the Trident Funds, to:

                  MMC Capital, Inc.
                  20 Horseneck Lane
                  Greenwich, CT  06830
                  Attention:  David J. Wermuth, Esq.
                  Telecopier:  (203) 862-2925
                  E-mail: dwermuth@mmccapital.com

         With a copy (which shall not constitute notice) to:

                  Cahill Gordon & Reindel
                  80 Pine Street
                  New York, NY  10005
                  Attention:  Michael A. Becker, Esq.
                  Telecopier:  (212) 269-5420
                  E-mail: mbecker@cahill.com

         If to Enstar, to:

                  The Thompson House
                  401 Madison Avenue
                  Montgomery, AL  36104
                  Attention:  Mr. Nimrod T. Frazer
                  Telecopier:  (334) 834-2530
                  E-mail:  ntfrazer@enstargroup.com

         With a copy (which shall not constitute notice) to:

                  Debevoise & Plimpton
                  919 Third Avenue
                  New York, New York  10022
                  Attention:  Nicholas F. Potter, Esq.
                  Fax:  (212) 909-6836
                  E-mail: nfpotter@debevoise.com

         If to the CW Members, O'Shea or Packer, to:

                  c/o Castlewood (EU) Ltd.
                  No.1 Stoke Road
                  Guildford, Surrey GU1 4HW
                  England
                  Attention:   Dominic F. Silvester
                               Paul J. O'Shea

                               Nicholas A. Packer
                  Fax:         (44) 1483-452644
                  E-mail:      dominic.silvester@castlewood.co.uk
                               paul.o'shea@castlewood.co.uk
                               nick.packer@castlewood.co.uk

         With a copy (which shall not constitute notice) to:

                  Mello, Jones & Martin
                  P.O. Box HM 1564
                  Hamilton, Bermuda HMFX
                  Attention:  Brenda Lehmann
                  Fax:  (441) 292-9151
                  E-mail:  blehmann@mjm.bm

         With a copy (which shall not constitute notice) to:

                  Clyde & Co.
                  Beaufort House
                  Chertsey Street
                  Guildford
                  Surrey GU1 4HA
                  Attention:  Andrew Holderness
                  Fax:  (44) 1483-555555
                  E-mail:  andrew.holderness@clyde.co.uk

Any Person who becomes a Member shall provide its address and fax number to the Company, which shall promptly provide such information to each other Member.

         6.6 Headings. The headings contained in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement.

         6.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

         6.8 Applicable Law. This Agreement and any dispute, controversy, proceedings or claims of whatever nature arising out of or relating thereto shall be governed by, and construed in accordance with, English law and the parties submit to the exclusive jurisdiction of the Bermuda Courts in respect of any disputes which may arise out of or in connection with this Agreement, except that, to the extent applicable, all matters relating specifically to the rights and privileges of the Shares and the constitution of the Company shall be governed by the laws of Bermuda. The CW Members, O'Shea and Packer appoint Mello, Jones and Martin and Enstar and Trident appoint Conyers Dill

& Pearman, respectively, to accept service of process on its behalf of any proceedings that may be commenced by any party to this Agreement against it pursuant to the provisions of this Agreement.

         6.9 Specific Enforcement. Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies which may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available.

         6.10 Directions to Nominee. Each Member agrees to take any and all action required to instruct its member nominee to comply with the terms of this Agreement.

         6.11 Third Party Beneficiaries. A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to benefit from or enforce any term of this Agreement but this Section 6.11 does not affect any right or remedy of a third party which exists or is available apart from that Act.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

         [the remainder of this page intentionally left blank]

                           CASTLEWOOD HOLDINGS LIMITED


                           By:
                              --------------------------------------------------
                              Name:
                              Title:


                           DOMINIC F. SILVESTER



                           -----------------------------------------------------

                           PAUL J. O'SHEA


                           -----------------------------------------------------


                           NICHOLAS A. PACKER


                           -----------------------------------------------------


                           FULHAM HOLDINGS LIMITED

                           By:
                              --------------------------------------------------
                              Name:
                              Title:

                           R&H TRUST CO. (BVI) LTD.,
                           as Trustee of THE RIGHT TRUST

                           By:
                              --------------------------------------------------
                              Name:
                              Title:

                           R&H TRUST CO. (BVI) LTD.,
                           as Trustee of THE ELBOW TRUST

                           By:
                              --------------------------------------------------
                              Name:
                              Title:

                           R&H TRUST CO. (BVI) LTD.,
                           as Trustee of THE HOVE TRUST

                           By:
                              --------------------------------------------------
                              Name:
                              Title:

                           THE ENSTAR GROUP, INC.


                           By:
                              --------------------------------------------------
                              Name:
                              Title:


                           TRIDENT II, L.P.

                           By:  MMC CAPITAL, INC.,
                                as Manager


                           By:
                              --------------------------------------------------
                              Name:
                              Title:


                           MARSH & McLENNAN CAPITAL
                           PROFESSIONALS FUND, L.P.


                           By:  MMC CAPITAL, INC.,
                                as Manager


                           By:
                              --------------------------------------------------
                              Name:
                              Title:


                           MARSH & McLENNAN EMPLOYEES'
                           SECURITIES COMPANY, L.P.,

                           By:  MMC CAPITAL, INC.,
                                as Manager


                           By:
                              --------------------------------------------------
                              Name:
                              Title:

                                                                       Exhibit A

                     MEMBERS' BENEFICIAL OWNERSHIP OF SHARES



The Enstar Group, Inc.                                          6,000    Class A Shares
Trident II, L.P.                                                6,000    Class B Shares
Sandymount Limited, as nominee for Dominic F. Silvester           900    Class C Shares
R&H Trust Co. (BVI) Ltd., as trustee of The Right Trust         1,800    Class C Shares
Fulham Holdings Limited                                           900    Class C Shares
R&H Trust Co. (BVI) Ltd., as trustee of The Elbow Trust         1,200    Class C Shares
R&H Trust Co. (BVI) Ltd., as trustee of The Hove Trust          1,200    Class C Shares